UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material pursuant to §240.14a-12

Coastal Financial Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April [ ], 2025
Dear Shareholder:
You are cordially invited to attend the 2025 Annual Meeting of Shareholders (the “annual meeting”) of Coastal Financial Corporation (the “Company”). The annual meeting will be held on Wednesday, May 28, 2025 at 6:00 p.m. Pacific Time and will be held in a completely virtual format.  There will not be a physical location for the annual meeting.  The virtual meeting format allows for expanded meeting access for our shareholders in a climate friendly format.  Additionally, the virtual meeting format provides improved communication and cost savings for our shareholders and our Company.  To attend the virtual annual meeting you must register in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 27, 2025 at 5:00 p.m. Pacific Time.
The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the annual meeting. Directors and officers of the Company, as well as a representative of Moss Adams LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of shareholders.
It is important that your shares are represented at this meeting, whether or not you attend the virtual annual meeting and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote online no later than 11:59 pm Pacific Time on May 27, 2025 or to mail your completed proxy card such that it is received by 11:59 pm Pacific Time on May 27, 2025. You may attend and participate in the virtual annual meeting by registering in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 27, 2025 at 5:00 p.m. Pacific Time.  You will be able to vote electronically and submit questions during the annual meeting only if you register to attend the annual meeting.
If you attend the virtual annual meeting, you may vote virtually even if you have previously voted online or if you have mailed a proxy card.
We look forward to seeing you at the annual meeting.

Sincerely,

Eric M. Sprink
Chief Executive Officer

This proxy statement is first being sent to the shareholders of the Company on or about April [ ], 2025.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION - DATED APRIL 7, 2025

NOTICE OF THE 2025 ANNUAL MEETING OF SHAREHOLDERS OF COASTAL FINANCIAL CORPORATION

TIME AND DATE:	6:00 p.m. Pacific Time, on Wednesday, May 28, 2025.

PLACE:
Virtual meeting only. To attend the virtual annual meeting you must register in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 27, 2025 at 5:00 p.m. Pacific Time.  There will not be a physical location for the annual meeting.

ITEMS OF BUSINESS:
(1)To elect Christopher D. Adams, Stephan Klee and Thomas D. Lane to the class of Directors to serve for a term of three years until the 2028 annual meeting of shareholders and Steven D. Hovde to the class of Directors to serve for a term of one year until the 2026 annual meeting of shareholders;
(2)An advisory (non-binding) vote to approve the compensation paid to our named executive officers;
(3)To approve the Second Amendment to the Coastal Financial Corporation 2018 Omnibus Incentive Plan (the “2018 Plan”), including an increase in the number of authorized shares under the 2018 Plan;
(4)To approve amendments to the Amended and Restated Bylaws of Coastal Financial Corporation (the “Bylaws”);
(5)To ratify the selection of Moss Adams LLP by the Audit Committee of the Board of Directors as our independent registered public accounting firm for fiscal year 2025; and
(6)To transact such other business as may properly come before the annual meeting and any adjournment or postponement of the meeting.

RECORD DATE:
To vote, you must have been a shareholder at the close of business on March 19, 2025. A complete list of such shareholders will be available for inspection at the Company’s offices in Everett, Washington during normal business hours for a period of ten days prior to the 2025 annual meeting, and also during the annual meeting until the close of such meeting.

ATTENDANCE AND VOTING:
You may attend the annual meeting virtually by registering in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 27, 2025 at 5:00 p.m. Pacific Time.  Shareholders may vote and submit questions while attending the annual meeting virtually. You will need the control number located on either your notice of internet availability or your proxy card to register for the annual meeting.

Your vote is important.  It is important that your shares be represented and voted at the annual meeting. You can vote your shares online or by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy card or voting instruction card and are described in more detail in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the annual meeting by following the instructions in the proxy statement. Whether or not you plan to attend the annual meeting virtually, please vote online or by marking, signing, dating and promptly returning the proxy card or voting instruction card.

By Order of the Board of Directors

Joel G. Edwards
Corporate Secretary
Everett, Washington
April [ ], 2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 28, 2025
This proxy statement, proxy card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 are available at https://annualgeneralmeetings.com/ccb2025

TABLE OF CONTENTS
INFORMATION ABOUT THE ANNUAL MEETING	1
Internet Availability of Proxy Materials	1
Time and Location of the Annual Meeting	1
Who Can Vote at the Annual Meeting	1
How to Vote Your Shares	2
Attending the Annual Meeting	2
Items Voted on; Vote Required	2
Abstentions and Broker Non-Votes	3
Effect of Not Casting Your Vote For Shares Held in Street Name	3
Voting by Proxy	3
Revoking Your Proxy	4
Annual Meeting Advance Notice Requirements	4
Requirements for Shareholder Proposals and Nominations to Be Included in the Company’s Proxy Materials	5
Proxy Solicitation Costs	5
Sharing an Address with Other Shareholders	5
CORPORATE GOVERNANCE	7
General	7
Code of Ethics and Business Conduct	7
Hedging and Pledging	7
Insider Trading Policy	7
Meetings and Committees of the Board of Directors	7
Clawback Policy	8
Recovery of Erroneously Awarded Compensation	8
Director Independence	8
Compensation Committee Interlocks and Insider Participation	12
Board Leadership Structure	12
Board Oversight of Risk Management	12
Attendance at the Annual Meeting of Shareholders	13
Culture and Inclusion (“C&I”)	13
Environment and Sustainability	14
Human Capital	14
ITEMS TO BE VOTED ON BY SHAREHOLDERS	16
ITEM 1. ELECTION OF DIRECTORS	16
Directors Continuing in Office	18
ITEM 2. ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION	21
ITEM 3. APPROVE THE SECOND AMENDMENT TO THE COASTAL FINANCIAL CORPORATION 2018 OMNIBUS INCENTIVE PLAN, INCLUDING AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES UNDER THE 2018 PLAN	22

INFORMATION ABOUT THE ANNUAL MEETING
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of Coastal Financial Corporation (which we refer to in this proxy statement as “Coastal Financial,” “we,” “us,” “our,” or the “Company”) to be used at the 2025 Annual Meeting of Shareholders of the Company (the “annual meeting”). The Company is the holding company for Coastal Community Bank (the “Bank”).
Internet Availability of Proxy Materials
This proxy statement, proxy card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”) are available at our corporate website at www.coastalbank.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov and may access these materials at https://annualgeneralmeetings.com/ccb2025. A Notice of Internet Availability of Proxy Materials (the “Notice”) regarding this proxy statement is being first mailed to shareholders on or about April [ ], 2025, containing instructions on how to access and review this proxy statement and the Annual Report. The Notice also instructs you how you may submit your proxy online or via mail. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.
Website addresses referenced herein are intended to provide inactive, textual references only, and the information on these websites is not part of this proxy statement.
Time and Location of the Annual Meeting
The annual meeting will be held in a completely virtual format.  There will be no physical location for the annual meeting.  You may attend, vote and submit questions during the virtual annual meeting by registering in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 27, 2025 at 5:00 p.m. Pacific Time. You may submit written questions or statements during the meeting by following the instructions on the meeting website. You may also submit written questions or statements through the registration website until the registration deadline for the meeting. Questions or statements received from shareholders that are relevant to the business to be conducted at the annual meeting will be read aloud and, if appropriate, answered during the meeting, as time permits.  You will need the control number located on either your Notice or on your proxy card to register for the annual meeting.
In order to be climate friendly, provide expanded access, improve communication and cost savings for our shareholders and our Company, this year’s annual meeting will be held in a virtual only format. We have designed our virtual format to enhance, rather than constrain, shareholder access, participation and communication. For example, the virtual format allows shareholders to communicate with us during the annual meeting so they can ask questions. During the live Q&A session of the annual meeting, we may answer questions as they come in, to the extent relevant to the business to be conducted at the annual meeting, as time permits.
Who Can Vote at the Annual Meeting
Shareholders of Record
You are entitled to vote your shares of Coastal Financial common stock, no par value per share (the “shares”) if the records of the Company show that you held your shares as of the close of business on March 19, 2025 (the “Record Date”).
Beneficial Owners
If your shares are held in a stock brokerage account or by a bank or other nominees, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee has enclosed a voting instruction form for you to use in directing it on how to vote your shares.
As of the close of business on the Record Date, 15,007,465 shares of Coastal Financial common stock were outstanding and entitled to vote. Each share of common stock has one vote.

INFORMATION ABOUT THE ANNUAL MEETING
How to Vote Your Shares
If you are a shareholder of record, you may vote your shares electronically over the internet before or during the annual meeting or vote by mailing your proxy card according to the instructions below. Whether or not you plan to attend the virtual annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting virtually and vote electronically at the annual meeting even if you have already voted by proxy.
•To vote through the internet before the annual meeting, go to https://annualgeneralmeetings.com/ccb2025 to complete an electronic proxy card. You will be asked to provide the 12-digit control number from the Notice or the proxy card. Your vote must be received by 11:59 p.m. Pacific Time, on May 27, 2025 to be counted.
•To vote by mail using a proxy card simply complete, sign and date the proxy card and return it promptly to: Pacific Stock Transfer Company, 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119. If you return your signed proxy card to us by 11:59 p.m. Pacific Time, on May 27, 2025, we will vote your shares as you direct. If needed, you may request a proxy card by following the instructions in the Notice.
If your shares are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions online. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.
Attending the Annual Meeting
If you are a shareholder of record as of the Record Date, you may attend the virtual annual meeting by registering in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 27, 2025 at 5:00 p.m. Pacific Time. If you hold your shares in street name, you will also need to register to attend the virtual annual meeting. Instructions are required to be provided on the voting instruction card provided by the beneficial owner’s broker, bank, or other nominee.
The annual meeting will begin promptly at 6:00 p.m. Pacific Time, on Wednesday, May 28, 2025. We encourage you to access the annual meeting prior to start time. Please allow time for online check-in, which will begin at 5:45 p.m. Pacific Time.
Items Voted on; Vote Required
Quorum
The annual meeting will be held only if there is a quorum. A majority of the outstanding shares entitled to vote, represented virtually or by proxy, on a matter constitutes a quorum for that matter. If you return valid proxy instructions or attend the annual meeting virtually, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Abstentions, broker non-votes and votes withheld will be treated as present for purposes of determining the presence or absence of quorum.
Vote Required
•Item 1 – In voting on the election of directors, you may vote in favor of the nominees or withhold votes as to the nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes properly cast at the annual meeting. “Plurality” means that the nominees receiving the largest number of votes properly cast will be elected up to the maximum number of directors to be elected at the annual meeting. The maximum number of directors to be elected at the annual meeting is four. In the election of directors, abstentions, broker non-votes and votes withheld are treated as present for quorum purposes only and will have no effect on the outcome of the election.
•Item 2 - In voting on the advisory (non-binding) vote to approve our executives’ compensation, you may vote in favor of the proposal, against the proposal or abstain. Abstentions will have no impact on the outcome of the proposal. Broker non-votes are not entitled to vote and therefore will have no impact on the approval of the proposal. This proposal requires the affirmative vote of a majority of the votes properly cast at the annual meeting.

INFORMATION ABOUT THE ANNUAL MEETING
•Item 3 - In voting on the approval of the Second Amendment to the Coastal Financial Corporation 2018 Omnibus Incentive Plan (the “2018 Plan”), including an increase in the number of authorized shares under the 2018 Plan (the “Second Amendment”), you may vote in favor of the proposal, vote against the proposal or abstain from voting. To be approved, the proposal requires the affirmative vote of a majority of the votes cast at the annual meeting. In the approval of the Second Amendment, abstentions and broker non-votes are treated as present for quorum purposes only and will have no effect on the outcome of the approval of the Second Amendment.
•Item 4 - In voting on the approval of amendments to the Amended and Restated Bylaws of Coastal Financial Corporation (the “Bylaws”), you may vote in favor of the proposal, vote against the proposal or abstain from voting. To be approved, the proposal requires the affirmative vote of a majority of the votes cast at the annual meeting. In the approval of the Bylaws, abstentions and broker non-votes are treated as present for quorum purposes only and will have no effect on the outcome of the approval of the Bylaws.
•Item 5 – In voting on the approval to ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for fiscal year 2025, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To be approved, the proposal requires the affirmative vote of a majority of the votes properly cast at the annual meeting. In the ratification of our independent registered public accounting firm, abstentions are treated as present for quorum purposes only and will have no effect.  We do not expect to receive broker non-votes on this item as brokers, banks or other nominees will have discretionary authority to vote shares for which street name shareholders do not provide voting instructions.
Abstentions and Broker Non-Votes
Abstentions and “broker non-votes” are not considered “votes cast” and will therefore have no effect on the outcome of any vote taken at the annual meeting. An abstention occurs when a shareholder attends the annual meeting, either virtually or by proxy, but abstains from voting where permitted.  A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
Effect of Not Casting Your Vote For Shares Held in Street Name
Items 1, 2, 3 and 4:  If you hold your shares in street name, it is critical that you cast your vote if you want it to count in connection with Items 1, 2, 3 and 4 as each are considered “non-routine.”  Current regulations restrict the ability of your broker, bank or other nominee to vote your uninstructed shares in the election of directors and certain other “non-routine” matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote in connection with Items 1, 2, 3 and 4, no votes will be cast on your behalf. These are referred to as broker non-votes.
Item 5:  Your broker, bank or other nominee will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm.
Voting by Proxy
This proxy statement is being sent to you by the Board of Directors to request that you allow your shares to be represented at the annual meeting by the persons named in the proxy card. All shares represented at the annual meeting by properly executed and dated proxies or proxies submitted online will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Board of Directors.
The Board of Directors recommends that you vote:
•“FOR” each of the nominees for director;
•“FOR” the advisory vote to approve the compensation paid to our named executive officers;
•“FOR” the Second Amendment to the 2018 Plan;
•“FOR” the amendment to our Bylaws; and

INFORMATION ABOUT THE ANNUAL MEETING
•“FOR” the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for fiscal year 2025.
If any matter not described in this proxy statement is properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is adjourned or postponed, your shares may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.
If your shares are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions online. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other nominees, you must contact your broker, bank or other nominee.
Revoking Your Proxy
You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing, addressed to Corporate Secretary, Coastal Financial Corporation, 5415 Evergreen Way, Everett, Washington 98203 before your shares have been voted at the annual meeting, deliver a later-dated and executed valid proxy by mail or voting online, or attend the virtual annual meeting and vote your shares virtually. Attendance at the virtual annual meeting will not in itself constitute revocation of your proxy.
Annual Meeting Advance Notice Requirements
Consideration of Director Recommendations by Shareholders. It is the policy of the Governance & Nominating Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on the Board of Directors. The Governance & Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors. In order to avoid the unnecessary use of the Governance & Nominating Committee’s resources, the Governance & Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.
Procedures to be Followed by Shareholders for Consideration of Director Nominees and Other Matters. To submit a recommendation for a director candidate to the Governance & Nominating Committee, a shareholder should submit the following information in writing, addressed to the Chair of the Governance & Nominating Committee, care of the Corporate Secretary, Coastal Financial Corporation, 5415 Evergreen Way, Everett, Washington 98203:
•the name of the person recommended as a director candidate;
•all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
•the written consent of the person being recommended as a director candidate to being named in the Company’s proxy statement as a nominee and to serving as a director if elected;
•as to the shareholder making the recommendation,
◦the name and address, as they appear on the Company’s books, of such shareholder; provided, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock;
◦the class and number of shares of the Company's common stock that are beneficially owned by such shareholder; and
◦a statement disclosing whether such shareholder is acting with or on behalf of any other person or persons and, if applicable, the identity of such person or persons.

INFORMATION ABOUT THE ANNUAL MEETING
In order for a director candidate to be considered for nomination by the Board of Directors at the Company’s annual meeting of shareholders the recommendation must be received at the principal executive office of the Company at least 90 days prior to the date of the meeting, or, if less than 100 days’ (i) notice or (ii) prior public disclosure of the meeting date is given of the annual meeting of shareholders, the recommendation must be received not later than the close of business on the tenth day following the day the annual meeting notice was (A) mailed or (B) such public disclosure was made. The Company’s Amended and Restated Bylaws (“Bylaws”) provide that a person may not be nominated for election as a director of the Company unless that person is nominated by or at the direction of the Board of Directors or by a shareholder who has given appropriate notice to the Company before the meeting.
Similarly, a shareholder may not bring business before an annual meeting unless the shareholder has given the Company appropriate notice of their intention to bring that business before the meeting. The Company's Corporate Secretary must receive a notice of shareholder proposal not less than 90 days before the annual meeting; provided, that if less than 100 days of (i) notice or (ii) prior public disclosure of the meeting date is given or made to the shareholders, shareholder notice must be received not later than the close of business on the tenth day following the day the annual meeting notice was (A) mailed or (B) such public disclosure was made.  A shareholder who desires to raise new business must provide certain information as provided by our Bylaws to the Company concerning the nature of the new business, the shareholder, the shareholder’s ownership in the Company and the shareholder’s interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide the Company with certain information as provided by our Bylaws concerning the nominee and the proposing shareholder as described above. A copy of our Bylaws may be obtained from the Company.
Requirements for Shareholder Proposals and Nominations to Be Included in the Company’s Proxy Materials
Shareholders interested in submitting a proposal (other than for the nomination of directors) for inclusion in the proxy materials to be distributed by us for our 2026 Annual Meeting of Shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act. The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 18, 2025. If next year’s annual meeting is held on a date more than 30 calendar days from May 28, 2026, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any shareholder proposals will be subject to the requirements of our Bylaws and Rule 14a-8 promulgated under the Exchange Act regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Such proposals should be sent in writing to Coastal Financial Corporation, Corporate Secretary, 5415 Evergreen Way, Everett, Washington 98203.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2026 Annual Meeting of Shareholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 29, 2026 and comply with the requirements and deadlines outlined in our Bylaws described herein. If next year’s annual meeting is held on a date more than 30 calendar days from May 28, 2026, the notice required under Rule 14a-19 under the Exchange Act must be received by the later of 60 days prior to the date of the 2026 annual meeting or the tenth calendar day after we publicly announce the meeting date.
Proxy Solicitation Costs
The accompanying proxy is being solicited by the Board of Directors.  The Company will pay the cost of this proxy solicitation. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.
Sharing an Address with Other Shareholders
In some cases, shareholders holding their shares in “street name,” who share the same surname and address receive only one copy of the Notice or other annual meeting materials, if any. This practice, known as “householding,” is designed to reduce our printing and postage costs as well as natural resources. However, if a shareholder residing at such an address wishes to receive a separate Annual Report or Notice in the future, he or she should contact their broker, bank or other nominee. Shareholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will also only receive only one copy of our Notice and, as applicable, any additional proxy

INFORMATION ABOUT THE ANNUAL MEETING
materials that are delivered until such time as one or more of these shareholders notifies us that they want to receive separate copies. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions. If you are a shareholder of record and would like to have separate copies of the Notice or proxy materials mailed to you in the future, you must submit a request to opt out of householding in writing to the Company’s stock transfer agent (Pacific Stock Transfer Company) by calling their toll-free number at 1-800-785-7782 or by emailing our transfer agent at cs@pacificstocktransfer.com., and we will cease householding all such documents within 30 days. If you are a shareholder of record and are receiving multiple copies of our Annual Report and proxy statement, you can request householding by contacting the Company’s stock transfer agent (Pacific Stock Transfer Company) by calling their toll-free number at 1-800-785-7782 or by emailing our transfer agent at cs@pacificstocktransfer.com.

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE
General
The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and strives to adopt best corporate governance policies and practices for the Company.
Code of Ethics and Business Conduct
The Company has adopted a Code of Ethics and Business Conduct that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer and persons performing similar functions. The Code of Ethics and Business Conduct is available upon written request to Corporate Secretary, Coastal Financial Corporation, 5415 Evergreen Way, Everett, Washington 98203 and on the Company’s website at www.coastalbank.com. If the Company amends or grants any waiver from a provision of the Code of Ethics and Business Conduct that applies to its executive officers, it will publicly disclose such amendment or waiver on its website and as required by applicable law, including by filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”).
Hedging and Pledging
Our directors, executive officers and employees are prohibited from hedging and speculative trading in and out of the Company’s securities, including short sales and leverage transactions, such as puts, calls, and listed and unlisted options.
We also prohibit our directors and employees from pledging Company securities as collateral for a loan, subject to limited exceptions where securities are pledged as collateral for third-party loans and where the directors and employees demonstrate the financial capacity to repay the loan without resort to the pledged securities.
Insider Trading Policy
The Company maintains an insider trading policy (the “Insider Trading Policy”) governing procedures and limitations on trading by directors, officers and employees. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations. Our Insider Trading Policy prohibits trading in our securities while in possession of or access to material, nonpublic information, and also prohibits disclosing material, nonpublic information to other persons who may trade on the basis of such information. Our Insider Trading Policy prohibits all officers with the title of Senior Vice President or higher, all directors, and all persons in the Accounting Department and the Finance Department, all persons who work within the Executive Offices of the main office and such other employees as may be designated by the Chief Executive Officer (the “Restricted Group”) from engaging in short sales of our securities and trading in public options. Our Insider Trading Policy also restricts Section 16 reporting persons who are likely to have access to material, nonpublic information from trading outside certain windows. Our Insider Trading Policy also requires our Section 16 officers and directors that we may designate to obtain pre-clearance prior to trading our securities. The Insider Trading Policy also contains procedures related to the administration of Rule 10b5-1 trading plans.
The Board regularly reviews corporate governance developments and modifies the Insider Trading Policy as warranted.
The Insider Trading Policy was filed as Exhibit 19.1 to the Annual Report.
Meetings and Committees of the Board of Directors
The Company conducts business through meetings of its Board of Directors and its committees. The Board of Directors held 11 regular meetings during the fiscal year ended December 31, 2024. No director during 2024 attended fewer than 75% of the meetings of the Board of Directors and key committees (Audit Committee, Compensation Committee and Governance & Nominating Committee) on which such director served.

CORPORATE GOVERNANCE
Clawback Policy
The Company maintains a clawback policy (the “Clawback Policy”) in compliance with the SEC’s and Nasdaq Stock Market, LLC’s (“Nasdaq”) final rules. The Clawback Policy requires the repayment of certain bonus or other incentive compensation (whether paid in cash or stock) paid to any current or former executive officer, including our named executive officers, in connection with a restatement of financial statements if such compensation exceeds the amount that the executive officers would have received based on the restated financial statements. The Clawback Policy also provides the Board of Directors the authority to recover certain bonuses and other incentive and equity compensation paid the Company’s executive officers in the event of any fraudulent behavior or intentional illegal conduct.
Recovery of Erroneously Awarded Compensation
On March 17, 2025, the Company filed its Annual Report disclosing that the financial statements included in the Annual Report reflected corrections of errors to previously issued financial statements. As is further described in the Annual Report, in connection with the preparation of the Annual Report, the Company concluded that it had not appropriately accounted for recognition of interest income and Banking as a Service (“BaaS”) expense for certain BaaS partner loans in its CCBX segment. In addition, the Company concluded that reimbursement of expenses associated with certain BaaS partners had not been appropriately accounted for.
On March 13, 2025, the Audit Committee, after discussion with senior management and Moss Adams LLP, the Company’s independent registered public accountants, concluded that these errors had no impact on consolidated pre-tax income or net income in the Consolidated Income Statement and no impact on retained earnings but resulted in an overstatement of assets and liabilities in the Consolidated Balance Sheet and impacted net change in operating activities and investing activities in the Consolidated Statement of Cash flows. The Board of Directors, after discussion with senior management and Moss Adams LLP, concluded that the errors were material to the previously issued financial statements as of and for the fiscal year ended December 31, 2023, as well as for the quarterly periods ended March 31, June 30, and September 30, 2023 and 2024. The Annual Report included restatements to the Company’s financial statements for the 2023 fiscal year and for the quarterly periods in 2023 and 2024.
In accordance with SEC rules and Nasdaq listing standards, the Clawback Policy applies to incentive-based compensation received on or after October 2, 2023. Any incentive-based compensation received prior to that date is not subject to recovery under the Clawback Policy. The Company performed an analysis of (i) the impact of the revision to the financial statements for the 2023 fiscal year and for the quarterly periods in 2023 and 2024 on incentive-based compensation received by its officers covered by the Clawback Policy related to the 2023 fiscal year, which officers included Eric Sprink, Curt Queyrouze, Joel Edwards, Russell Keithley and Andrew Stines (collectively, the “Covered Officers”), and (ii) whether recovery of such incentive-based compensation was required under the Clawback Policy.
Based on the Company’s review of incentive-based compensation received by the Covered Officers on or after October 2, 2023 the Company determined that corrections to the balance sheet impacted certain incentive awards granted in 2023 because such compensation was granted in part based on “Gross Loan Growth” which was impacted by the restatement. Once the corrected Gross Loan Growth figures were incorporated into the original calculation, the Company determined that an aggregate amount of $2,873 had been overpaid for 2023. Such amount of excess compensation was calculated after December 31, 2024. As of the date hereof, the entire amount of excess compensation has been repaid.
Director Independence
As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Consistent with these regulations, after review of all relevant transactions or relationships between each director, or any of such director’s family members, and the Company, its senior management and its independent registered public accounting firm, the Board of Directors has determined that all of our directors are independent directors within the meaning of applicable Nasdaq listing standards, except for Eric M. Sprink, who is the Chief Executive Officer of the Company and the Bank, Brian T. Hamilton, who is the President of CCBX and Chris Adams, who is a partner of Adams & Duncan Inc., PS, which is a law firm that provides legal services to the Company.

CORPORATE GOVERNANCE
The following table identifies our standing committees and their members as of March 19, 2025. All members of each committee are independent in accordance with the listing standards of the Nasdaq and the SEC, where applicable. The Board of Directors has adopted a written charter for each committee that, among other things, specifies the scope of each committee’s rights and responsibilities. A copy of each committee charter is available on the Company’s website at www.coastalbank.com.

Director	Audit Committee	Compensation Committee	Governance & Nominating Committee
Christopher D. Adams
Sadhana Akella-Mishra (1)			Member
Rilla R. Delorier (1)	Member	Member
Brian T. Hamilton
Steven D. Hovde (1)		Member	Member
Stephan Klee (1)	Member	Chair
Thomas D. Lane (1)	Member	Member	Chair
Michael R. Patterson (1)	Chair
Eric M. Sprink
Gregory A. Tisdel (1)	Member	Member
Pamela R. Unger (1)	Member		Member
Number of Meetings in 2024	15	3	1
(1)Independent Director.

Audit Committee. The Audit Committee assists the Board of Directors in discharging its duties related to the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor qualifications, independence and performance, the performance of our internal audit function, our accounting and financial reporting process and financial statement audits. Among other things, the functions and responsibilities of the Audit Committee include:
•being responsible for the appointment, compensation, retention and oversight of the independent auditor;
•reviewing and discussing the Company’s annual and quarterly financial statements with management and the independent auditor;
•overseeing internal audit activities;
•pre-approving all audit and permissible non-audit services to be performed by the Company’s independent auditor;
•authorizing, reviewing, and approving the Audit Committee Report to be included in the Company’s annual proxy statement;
•overseeing the Company's risk assessment and risk management policies;
•establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by its employees of concerns regarding questionable accounting or auditing matters; and
•reviewing the Audit Committee’s performance and the adequacy of the Audit Committee’s charter on an annual basis.
The Company also provides for appropriate funding, as determined by the Audit Committee, for payment of compensation to the Company’s independent auditor, any independent counsel or other advisors engaged by the Audit Committee and for administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

CORPORATE GOVERNANCE
The Board of Directors has determined that Michael R. Patterson, who qualifies as independent for purposes of serving on the audit committee, is an “audit committee financial expert,” as such term is defined by the rules and regulations of the SEC.
The report of the Audit Committee appears in this proxy statement in the section titled “Item 5 — Ratification of Selection of Independent Registered Public Accounting Firm—Audit Committee Report.”
Compensation Committee. The Compensation Committee establishes, administers and reviews the Company’s policies, programs and procedures for compensating its executive officers and directors. Among other things, the functions and responsibilities of the Compensation Committee include:
•overseeing the Company’s overall compensation structure, policies and programs, and assessing whether the Company’s compensation structure establishes appropriate incentives for management and employees;
•reviewing and approving annually the corporate goals and objectives applicable to the compensation of the Chief Executive Officer, evaluating at least annually the Chief Executive Officer’s performance in light of these goals and objectives, and recommending to the Board of Directors the Chief Executive Officer’s compensation level based on this evaluation;
•in collaboration with the Chief Executive Officer, reviewing and evaluating the performance of the Company’s executive officers and approving such other executive officers’ compensation and benefits;
•reviewing, administering and making recommendations to the Board of Directors with respect to the Company’s incentive compensation and equity-based plans;
•reviewing, approving and recommending to the Board of Directors, employment agreements and severance arrangements for executive officers, including change-in-control provisions, plans or agreements;
•reviewing the Company’s incentive compensation arrangements to determine whether they encourage any excessive risk-taking, reviewing at least annually the relationship between risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate any such risk;
•reviewing the compensation discussion and analysis and the compensation risk assessment, and preparing a report on executive compensation for inclusion in the Company’s annual meeting proxy statement, and recommending to our Board of Directors their approval and inclusion in this proxy;
•reviewing and making recommendations to the Board of Directors with respect to the compensation of the Company’s directors;
•developing a succession plan for our executive officer positions, reviewing it annually and making recommendations to the Board of Directors regarding the selection of individuals to fill these positions; and
•reviewing the Compensation Committee’s performance and the adequacy of its charter on an annual basis.
Governance & Nominating Committee. The Governance & Nominating Committee is responsible for assisting the Board of Directors in discharging its duties related to corporate governance and nominating functions. Among other things, the functions and responsibilities of the Governance & Nominating Committee include:
•developing policies on the size and composition of the Board of Directors;
•developing and recommending to the Board of Directors criteria to be used in identifying and selecting nominees for director;
•reviewing possible candidates for election to the Board of Directors;
•recommending to the Board of Directors candidates for election or re-election to the Board of Directors;

CORPORATE GOVERNANCE
•recommending structure, composition and assignments of the Board of Directors and its committees;
•conducting an annual performance evaluation of the Board of Directors and its committees; and
•reviewing the Governance & Nominating Committee’s performance and the adequacy of its charter on an annual basis.
Minimum Qualifications. The Governance & Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First, a candidate must meet the eligibility requirements set forth in the Bylaws, which include an age limitation. A candidate also must meet any qualification requirements set forth in any Board of Directors or committee governing guidelines.
The Governance & Nominating Committee will consider the following criteria in selecting nominees:
•contributions to the range of talent, skill and expertise appropriate for the Board of Directors;
•financial, regulatory and business experience;
•knowledge of the banking and financial services industries;
•familiarity with the operations of public companies and ability to read and understand financial statements;
•familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;
•personal and professional integrity, honesty and reputation;
•ability to represent the best interests of the shareholders of the Company and the best interests of the Bank;
•ability to devote sufficient time and energy to the performance of his or her duties;
•independence;
•current equity holdings in the Company; and
•any other factors the Governance & Nominating Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.
The Governance & Nominating Committee regularly reviews the composition of the Board of Directors according to the qualifications above and considers those same qualifications in reviewing any potential director nominees, whether such nominee is introduced to the committee internally or submitted by a shareholder. In its consideration of diversity, the Governance & Nominating Committee seeks to create a Board of Directors that is strong in its collective knowledge and that has a broad array of skills and experience with respect to management and leadership, vision and strategy, accounting and finance, business operations and judgment, industry knowledge and corporate governance. The Governance & Nominating Committee strives to seek out qualified director candidates who bring a background and expertise in the fintech and digital banking sectors regardless of their gender, race, or other personal characteristics.
The Governance & Nominating Committee and the Board of Directors do not believe the Company should establish term limits for its directors. Although such limits could help ensure that there are fresh ideas and viewpoints available to the Board of Directors, they hold the disadvantage of losing the knowledge and contributions of directors who have been able to develop, over a period of time, deep insight into the Company and its operations and, therefore, provide an increasing contribution to the Board of Directors as a whole. To offset the lack of term limits and ensure the Board of Directors is composed of directors with applicable experience and varied viewpoints, prior to nominating an existing director for re-election to the Board of Directors, the Governance & Nominating Committee will consider and review an existing director’s Board of Directors and committee attendance and performance; length of Board of Directors service; experience, skills and contributions that the existing director brings to the Board of Directors; and independence. The Bylaws also prohibit the nomination, election or appointment of any individual who is or will be 72 years old during their term.

CORPORATE GOVERNANCE
Director Nomination Process. The process that the Governance & Nominating Committee follows when evaluating individuals to be nominated for election to the Board of Directors is described below. It is the policy of the Governance & Nominating Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on the Board of Directors. The Governance & Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors. The Governance & Nominating Committee strives to evaluate all prospective nominees to the Board of Directors in the same manner and in accordance with the same procedures, without regard to whether the prospective nominee is recommended by a shareholder or internally.
For purposes of identifying nominees for the Board of Directors, the Governance & Nominating Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as their knowledge of members of the communities served by the Bank. The Governance & Nominating Committee also will consider director candidates recommended by shareholders in accordance with the Bylaws as described above. The Governance & Nominating Committee has not previously used and does not currently use an independent search firm to identify nominees.
In evaluating potential nominees for the Board of Directors, Governance & Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Governance & Nominating Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominees and the contributions he or she would make to the Board of Directors.
Compensation Committee Interlocks and Insider Participation
None of the directors who are currently or who were members of the Compensation Committee during 2024, are either currently, or have been at any time, one of our officers or employees. None of our executive officers currently serves, or served during 2024, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or Compensation Committee.
Board Leadership Structure
Our Board of Directors does not have a formal policy requiring the separation of the roles of Chief Executive Officer and Chair of the Board of Directors. It is the Board of Directors’ view that rather than having a rigid policy, the Board of Directors, with the advice and assistance of the Governance & Nominating Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of Chief Executive Officer and Chair of the Board of Directors, with Eric M. Sprink serving as our Chief Executive Officer and Christopher D. Adams serving as Chair of the Board of Directors.  In keeping with good corporate governance practices, the Board of Directors believes that the separation of the duties of Chair of the Board of Directors and Chief Executive Officer eliminates any inherent conflict of interest that may arise when the roles are combined.  This reinforces the leadership role of our Board of Directors in its oversight of our business and affairs.
Board Oversight of Risk Management
Our Board of Directors believes that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face and, ultimately, our long-term corporate success. The Chair of the Board of Directors meets regularly with management to discuss strategy and risks facing the Company. Senior management members attend the Board of Directors’ meetings and are available to address any questions or concerns raised by the Board of Directors on risk management and any other matters. The Chair of the Board of Directors and non-executive members of the Board of Directors work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of Independent Directors. As described in additional detail below, we believe separating the roles of Chief Executive Officer and Chair of the Board of Directors furthers the goal of establishing management with day-to-day management responsibility and fostering such experience in order to support the Board of Directors in conducting its enterprise wide risk oversight.
Our Board of Directors, both directly and through its committees, is responsible for overseeing and evaluating our risk management processes, with each of the committees of our Board of Directors assuming a different and important role in overseeing and evaluating the management of the risks the Company faces.

CORPORATE GOVERNANCE
The Board of Directors discusses and evaluates a broad range of topics, including environmental, social and governance matters, liquidity and credit risk, cybersecurity and human capital management topics including culture, succession planning and development, compensation, benefits, employee recruiting and retention, health, safety and wellness, culture and inclusion.
The Audit Committee of the Board of Directors is responsible for overseeing and evaluating risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting). The Board of Directors is also responsible for overseeing the Company’s cybersecurity risks and practices, including overseeing the implementation of the Company’s information security program with the support of management, including reviewing and approving the information security program on an annual basis.
The Compensation Committee of the Board of Directors has primary responsibility for risks and exposures associated with our compensation policies, plans and practices, regarding both executive compensation and the Company’s compensation structure generally. In particular, our Compensation Committee, in conjunction with our Chief Executive Officer and other members of our management, as appropriate, reviews our incentive compensation arrangements to ensure these programs are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk-taking by our employees.
The Governance & Nominating Committee of the Board of Directors oversees risks associated with the independence of our Board of Directors and potential conflicts of interest.
The Non-Financial Risk Committee of the Board of Directors is responsible for assisting the Board of Directors in discharging its duties related to overseeing risks in conjunction with the Bank providing Banking as a Service (“BaaS”) to various entities through our CCBX segment.
While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors oversees overall strategic and reputational risks and is regularly informed through committee reports and reports directly from officers responsible for oversight of various risks within the Company.
Our executive management is responsible for implementing our risk management processes, including by assessing and managing the risks we face, including strategic, operational, regulatory, investment and execution risks, on a day-to-day basis, and reporting to our Board of Directors regarding our risk management processes. Our executive management is also responsible for creating and recommending to our Board of Directors for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.
The role of our Board of Directors in our risk oversight is consistent with our leadership structure, with our Chief Executive Officer and the other members of executive management having responsibility for assessing and managing our risk exposure, and our Board of Directors and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic and effective approach for identifying, managing and mitigating risks throughout our operations. The Board of Directors has appointed a Chief Risk Officer to lead management’s risk management activities and coordinate enterprise wide risk management, including as acting as a primary point of contact with the Board of Directors.
Attendance at the Annual Meeting of Shareholders
The Board of Directors encourages directors to attend the annual meeting of shareholders. Six directors serving on the Board of Directors at the time of the 2024 Annual Meeting of Shareholders attended the Company’s 2024 Annual Meeting of Shareholders.
Culture and Inclusion (“C&I”)
We believe that C&I needs to start at the top of an organization. As the Company enters and expands its presence in more complex arenas including BaaS, we seek qualified director candidates who bring a background and expertise in the fintech and digital banking sectors regardless of their gender, race, or other personal characteristics.
Additionally, we strive for the Company's Board of Directors to be as experienced as the fintechs themselves. We strive to maintain an inclusive work culture in which individual differences and experiences are valued and all employees

CORPORATE GOVERNANCE
have the opportunity to contribute and thrive. We believe that leveraging our employees’ varying perspectives and capabilities will enhance innovation, foster a collaborative work culture and enable us to better serve our customers and communities.
Our commitment to inclusivity starts with our Board of Directors, which oversees the culture and holds management accountable to build and maintain an inclusive environment.   We believe an inclusive workforce is critical to sustainable success.
We are proud of our workforce and the opportunity to further expand our team’s breadth of perspectives going forward.
We also promote C&I by reaching customers through our CCBX partners and the markets they serve. Our reach extends to a varied and often underserved market through our BaaS relationships. These partners offer access to credit, promote financial well-being, provide financial education, and other services to a variety of markets.
Environment and Sustainability
We are focused on the environment and committed to business practices and activities that encourage sustainability and minimize our environmental impact.
We demonstrate environmental responsibility in various ways, including practical applications of the 3 R’s:
Reduce waste and energy consumption
•using technology that provides for a paperless environment and transactional efficiencies,
•replacing standard light bulbs with LED bulb that have a longer life and use less energy – most notably many of our parking lot lights have been converted to LED,
•utilizing occupancy sensors or timers that automatically shut off lights and reduce power consumption, and
•annual shareholder meetings are virtual and allow for expanded access in a climate friendly manner.
Reuse
•repurposing existing furniture whenever possible instead of buying new.
Recycle
•eCycling old technology equipment to avoid sending it to landfills.
Services like mobile and online banking, remote deposit capture, electronic loan payments, eStatements and combined statements enable us to support all customers in their efforts to consume less fuel and paper. We continue to digitize loan origination and deposit account opening processes, reducing trips to the bank and paper documents for our customers.
Additionally, we work hard to ensure that our lending activities do not encourage business activities that could cause irreparable damage to our reputation or the environment. As a result, we try to conduct business responsibly, with awareness to environmental, social, and human rights issues while also monitoring credit risks. This process involves management and Board of Director oversight. In general, we evaluate each credit or transaction on its individual merits, with larger deals receiving more attention and deeper analysis.
Human Capital
As of December 31, 2024, we had 488 full-time equivalent employees, however technology has allowed us to expand our reach to include a larger demographic with more remote employees working outside of our physical locations and throughout the country. We seek to attract, retain and develop the most talented employees possible by promoting a strong, positive culture, maintaining a safe and healthy workplace, emphasizing open communication with management

CORPORATE GOVERNANCE
and investing in training and education.  In 2024, our retention rate was 83%. We seek to help our employees grow and develop. In 2024, we had 77 internal promotions. None of our employees are parties to a collective bargaining agreement. We consider our relationship with our employees to be good and have not experienced interruptions of operations due to labor disagreements.
Culture. We have always led with people, building our Bank on the varied perspectives, knowledge, and experiences of our employees.  Our employees utilize their strengths to set the course and are empowered to do the right things for our clients.  We strive to create an inclusive workplace so we can build and maintain a high-performing culture where engaged, satisfied employees embody our core values: stay flexible, take care of each other, embrace gray thinking, be relentless, be the best and be un-bankey.
We seek out talent that will be a cultural fit to our core values and have backgrounds that are as varied as the clients we serve in each of our business units.
Pay Equity. We believe our staff should be paid for the roles they fulfill, their experience, and how they do their jobs, and our goal is to attract, retain and develop quality talent.  To deliver on that commitment, we benchmark and set pay ranges based on banking and/or fintech market data and consider factors such as an employee’s role and experience, the location of their job, and their performance. We also regularly review our compensation practices, both in terms of our overall workforce and individual employees, to ensure our pay is fair and equitable.
Health, Safety and Wellness. We have taken a people-first approach to help our employees manage their work and personal responsibilities, with a strong focus on employee well-being, health and safety. Our human resource team engages the staff in an evolving wellness program designed to enhance physical, financial, and mental well-being for all our employees. We encourage healthy lifestyle behaviors through regular communications, educational sessions, voluntary progress tracking of beneficial health changes, and wellness challenges.
Community Engagement. We are committed to supporting the communities we serve through donations, sponsorships and employee volunteerism. As a community-focused bank, we have a unique opportunity to partner with organizations to support and strengthen the communities we serve. In 2024, Coastal Community Bank supported 165 non-profit organizations through donations and event sponsorships.
The nonprofit organizations that provide critical services in our communities depend on support from donors. We offer employees two options to support charitable organizations, the Employee Giving Fund and the Employee Workplace Giving Portal. This is a testament to our commitment to helping and supporting our neighbors by encouraging employees to give to their charity of choice – wherever they live and work – through payroll deduction.
The Employee Giving Fund is supported entirely by donations contributed by employees and directors, enabling donors to pool their donations for the greatest impact in the communities served by the Bank. Employees direct the grants from the fund by serving on Bank’s fund advisory committee. Since its inception in 2001, the Employee Giving Fund has awarded 471 grants totaling $893,000 through the end of 2024.
With staff in 40 states, it is important to encourage and enable employees to support their community, wherever they are located. The Employee Workplace Giving Portal allows employees to support their charity of choice through payroll deduction. The Company pays the administrative fees for the program so 100% of employee donations are directed to their charities of choice.
Volunteering and supporting our communities is an important part of community engagement. We provide 16 hours of paid volunteer hours (for full time staff) per year to encourage and enable employees to volunteer in their communities. In 2024, employees volunteered 4,951 hours supporting 170 organizations. In 2024, the Employee Giving Fund awarded grants in the amount of $70,500 to ten local non-profit organizations.

NOMINEES FOR ELECTION OF DIRECTORS
ITEMS TO BE VOTED ON BY SHAREHOLDERS
ITEM 1. ELECTION OF DIRECTORS
The Board of Directors currently consists of eleven members.  Under our second amended and restated articles of incorporation, as amended, the Board of Directors is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Four directors have terms that expire at the annual meeting.
The Board of Directors has nominated Christopher D. Adams, Stephan Klee, and Thomas D. Lane to the class of Directors to serve until the 2028 annual meeting of shareholders and Steven D. Hovde to the class of Directors to serve until the 2026 annual meeting of shareholders or until their successors are elected, or until their earlier resignation or death. At the annual meeting, shareholders will vote to elect Christopher D. Adams, Stephan Klee and Thomas D. Lane whose terms expire at this annual meeting, to the class of Directors to serve for a term of three years and will vote to elect Steven D. Hovde whose term expires at this annual meeting, to the class of Directors to serve a term of one year. All nominees currently serve on the Board of Directors. Each of the nominees was recommended for election by the Governance & Nominating Committee, and each such recommendation was approved unanimously by the Board of Directors. Steven D. Hovde, Stephan Klee and Thomas D. Lane are independent directors within the meaning of the applicable Nasdaq listing rules.
Unless you indicate on the proxy card that your shares should not be voted for the nominees, the Board of Directors intends that the proxies solicited by it and returned will be voted for the election of each of the Board of Directors’ nominees. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board of Directors. At this time, the Board of Directors knows of no reason why any nominees might be unable to serve.
The Board of Directors unanimously recommends a vote “FOR” the election of Christopher D. Adams, Steven D. Hovde, Stephan Klee and Thomas D. Lane.
The election of each nominee requires a plurality of the votes properly cast for each nominee.  Abstentions and broker non-votes are treated as present for quorum purposes only and will have no effect on the outcome of the proposal.
Certain information about each of the nominees is furnished below, including their experience, qualifications, attributes or skills that caused the Governance & Nominating Committee and the Board of Directors to determine that the nominees should continue to serve as directors. The age indicated for each individual is as of December 31, 2024. There are no family relationships among the directors, director nominees or executive officers and none of the director nominees were previously selected or nominated for election as a director pursuant to any agreement or arrangement. The indicated period of service as a director includes service as a director of the Bank.

NOMINEES FOR ELECTION OF DIRECTORS

Nominees for Election of Directors:
Christopher D. Adams Age: 45 Director since: 2016 Current term expires: 2025
Biographical Information:
Christopher D. Adams is a partner in the law firm of Adams & Duncan, Inc., P.S. in Everett, Washington since 2006. Mr. Adams practices in the areas of corporate law, commercial real estate and tax matters.
Qualifications:
The Company believes that Mr. Adams brings to the Board of Directors legal expertise and familiarity with our market area, and is well qualified to continue serving on the Board of Directors.

Steven D. Hovde Age: 70 Director since: 2011 Current term expires: 2025
Biographical Information:
Steven D. Hovde is the Chair and Chief Executive Officer at Hovde Group, LLC, an investment banking and advisory firm that serves bank and thrift clients across the United States, since January 1988, where he is responsible for managing its investment banking activities, the strategic development of mergers and acquisitions of bank and thrift institutions, and its private equity activities. He serves as a director of Republic Bank of Chicago and Uncomming Giving Corp and as a trustee of several charitable foundations.
Qualifications:
The Company believes that Mr. Hovde provides the Board of Directors with important experience and insight into the financial services industry, and is well qualified to continue serving on the Board of Directors.

Stephan Klee Age: 51 Director since: 2018 Current term expires: 2025
Biographical Information:
Stephan Klee has served as the Chief Financial Officer at Sagard Holdings Inc., which makes investments in innovative financial services companies, since September 2018. Prior to joining Sagard Holdings Inc., Mr. Klee served as Chief Financial Officer of Zenbanx Holding, Inc. from February 2015 to September 2017 and remained in an executive capacity after its merger with SoFi, Inc., one of the largest U.S. fintech companies. Previously, Mr. Klee served as a Senior Vice President at Bank of Nova Scotia, at ING Direct Canada, where he was CFO and Treasurer from 2011 to 2014, and at ING Direct USA, where he served as Chief of Staff from 2002 to 2011.
Qualifications:
The Company believes that Mr. Klee brings to the Board of Directors experience in private equity and finance, and is well qualified to continue serving on the Board of Directors.

Thomas D. Lane Age: 55 Director since: 1997 Current term expires: 2025
Biographical Information:
Thomas D. Lane is the owner and president and chief executive officer of Dwayne Lane’s Auto Family, which operates five automobile dealerships, since March 1992. He is active in community organizations and previously served on the Economic Alliance Snohomish County board of trustees.  Mr. Lane is a founding director of the Company.
Qualifications:
The Company believes that Mr. Lane brings to the Board of Directors leadership experience, familiarity with our market area, and is well qualified to continue serving on the Board of Directors.

DIRECTORS CONTINUING IN OFFICE
Directors Continuing in Office

Directors Continuing in Office:
Sadhana Akella-Mishra Age: 48 Director since: 2019 Current term expires: 2027
Biographical Information:
Sadhana Akella-Mishra is currently consulting with a variety of Fintech companies. She previously served as the COO and Chief of Staff for a startup fintech company from September 2024 to March 2025. Prior to that time, she was the Chief Risk Officer for Finxact, Inc, since July 2018. Prior to that time, Ms. Akella-Mishra served as the Chief Information Security and Compliance Officer for Sunlight Payments (Purposeful) from May 2018 to June 2018, Chief Compliance Officer (Global) of Geoswift Ltd. from June 2017 to April 2018 and as the U.S. Head of Compliance for Geoswift US Inc. from November 2016 to June 2017.  From April 2016 to November 2016, Ms. Akella-Mishra served as the Senior Manager, General Compliance of Ripple, Inc. Prior to that time, she served as the Chief Compliance Officer of Zenbanx Holding Ltd. from March 2014 to April 2016 and as a Senior Compliance Manager for Zenbanx Holding Ltd. from August 2013 to February 2014.  From July 2007 to July 2013, Ms. Akella-Mishra served in various positions with Deutsche Bank, including as Americas Regional Head, Anti Financial Crime-Fraud from September 2012 to July 2013.
Qualifications:
The Company believes that Ms. Akella-Mishra brings to the Board of Directors compliance and information security expertise, familiarity with the financial services industry, and is well qualified to continue serving on the Board of Directors.

Brian T. Hamilton Age: 47 Director since: 2024 Current term expires: 2027
Biographical Information:
Brian T. Hamilton joined the Company in 2023 as a Director and became President of CCBX in October 2024. Mr. Hamilton is a seasoned financial technology executive and business leader, with more than 25 years of experience in the banking, lending, payments and digital product development industries. A serial entrepreneur, with deep expertise in domestic and international settlement systems and digital platforms, Mr. Hamilton has held senior leadership roles at Capital One, serving as President of their Merchant Services division from January 2013 until February 2015, Wells Fargo from July 1998 until March 2006 and Verifone from January 2012 until January 2013, in addition to founding and operating multiple companies in the fintech space. Most recently Mr. Hamilton was co-founder and CEO of ONE (One Finance Inc.) from January 2019 until August 2023, which was acquired by a Walmart led joint venture in 2022. Prior to co-founding ONE, he was the founder of Azlo, a digital bank for small businesses, and helped to build out the BBVA Open Platform for sponsor banking services. Mr. Hamilton serves as a director for Till Financial Inc., Pocketbook Inc. and Frontlands Inc.. Mr. Hamilton is an honors graduate of Oregon State University, with technical certifications from Wells Fargo’s commercial banking school and various industry groups.
Qualifications:
The Company believes that Mr. Hamilton brings to our Board of Directors extensive experience across multiple aspects of the finance and technology industries, thought leadership, public speaking and merger and acquisitions, and is well qualified to continue serving on the Board of Directors.

DIRECTORS CONTINUING IN OFFICE

Directors Continuing in Office:
Rilla R. Delorier Age: 57 Director since: 2020 Current term expires: 2026
Biographical Information:
Rilla R. Delorier is a retired banking professional with over 30 years executive experience.  Most recently, Ms. Delorier was the Chief Strategy and Digital Transformation Officer at Umpqua Bank from April 2017 to August 2020 where she was responsible for shifting from physical to digital service and sales models, developing new products, and automating operations.  Ms. Delorier was at SunTrust Bank from February 2006 to February 2016, where she held multiple positions. As the leader of SunTrust’s Retail Bank, she was responsible for managing the profit and loss of a $2.7 billion retail banking business.  Ms. Delorier serves as a director for WisdomTree, Inc., Atlantic Union Bankshares, Nymbus and Central City Concern. Throughout her career she has led innovation initiatives and been instrumental in business transformation.
Qualifications:
The Company believes that Ms. Delorier brings to the Board of Directors experience in developing new products, automating operations, implementing enhanced cyber-security practices, establishing strategic partnerships, using modernized analytics, and is well qualified to continue serving on the Board of Directors.

Eric M. Sprink Age: 52 Director since: 2006 Current term expires: 2027
Biographical Information:
Eric M. Sprink serves as our Chief Executive Officer. Mr. Sprink joined the Company in late 2006 as President and Chief Operating Officer and became Chief Executive Officer in 2010. Mr. Sprink began his banking career working for Security Pacific Bank while enrolled at Arizona State University. He assumed increasing levels of responsibility in the areas of retail operations, consumer and commercial lending and wealth management with Security Pacific Bank and its successor, Bank of America. He then moved to Centura Bank, where he held management positions in retail operations and corporate finance. After Centura Bank was acquired, he held senior management positions at Washington Trust Bank and Global Credit Union. Mr. Sprink is active in industry trade groups and is a director and past Chair of the Community Bankers of Washington.
Qualifications:
The Company believes that Mr. Sprink brings to our Board of Directors leadership experience, significant experience in many facets of the financial services business, familiarity with our market area, and is well qualified to continue serving on the Board of Directors.

Michael R. Patterson Age: 64 Director since: 2021 Current term expires: 2026
Biographical Information:
Michael R. Patterson is a Certified Public Accountant, registered in the State of New York with over 40 years of cross-sector experience. From May 2022 through January 2024, Mr. Patterson was employed as Chief Compliance Officer of Genesis Global Trading and Genesis Global Holding Company and its subsidiaries, which filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in January 2023. Prior to that, he led Ernst & Young LLP’s Compliance Risk Management business in the firms Financial Services Office from January 2009 until June 2021. Mr. Patterson was an independent consultant and was with Ernst & Young from July 2021 through April 2022. Mr. Patterson serves as a director for United Texas Bank. Mr. Patterson is experienced in risk management, compliance, risk governance, financial accounting, and control matters based upon his experience at EY, LLP, Merrill Lynch & Co., BearingPoint and Arthur Andersen, LLP. He is most experienced in the banking and capital markets industries.
Qualifications:
The Company believes that Mr. Patterson brings to the Board of Directors experience in risk management, compliance, risk governance, financial accounting, control matters, and is well qualified to continue serving on the Board of Directors.

DIRECTORS CONTINUING IN OFFICE

Directors Continuing in Office:
Gregory S. Tisdel Age: 70 Director since: 2002 Current term expires: 2026
Biographical Information:
Gregory A. Tisdel has served as managing member of RKLG since 2008, was the owner of Tiz’s Door Sales, Inc., from July 1996 to July 2011, and a member of the City of Everett Planning Commission since January 2014. He serves on the Advisory Board of the Puget Sound Clean Air Agency since February 1985 and previously served as Special Advisor to the Economic Alliance Snohomish County from November 2011 to 2015. Mr. Tisdel has been active in community organizations, including the YMCA, American Red Cross Snohomish County Chapter and Volunteers of America.
Qualifications:
The Company believes that Mr. Tisdel brings to the Board of Directors leadership experience, familiarity with our market area and is well qualified to continue serving on the Board of Directors.

Pamela R. Unger Age: 40 Director since: 2021 Current term expires: 2027
Biographical Information:
Pamela Unger is a Certified Public Accountant who supports venture capital funds with tax planning, compliance, and related investor issues and inquiries. She is currently the Chief Operating Officer at Julien Unger & Associates, PLLC, a Bellevue-based public accounting firm, specializing in tax compliance and planning. She joined Julien Unger & Associates in January 2024. Ms. Unger served as the Tax Director from January 2019 through August 2020, and as the Managing Director from September 2020 to January 2024 for Belltower Fund Group, Ltd., which is the Seattle-based fund administrator for over 20,000 venture capital funds launched on the AngelList Venture platform. From September 2007 to January 2019, Ms. Unger held various positions, most recently she was a Tax Manager, at PwC, a network of accounting firms. While at PwC she worked in the broader asset management sector handling taxes for a variety of clients within the industry, with a focus on venture capital, private equity and heavy experience related to foreign investing inbound and outbound compliance. Ms. Unger graduated from the University of Washington with a bachelor’s degree in business and a masters in tax.
Qualifications:
The Company believes that Ms. Unger provides the Board of Directors significant experience in the accounting industry, and is well qualified to serve on the Board of Directors.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
ITEM 2. ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in 2010 (“Dodd-Frank Act”), we are required to periodically include in our annual meeting proxy statements and present at the annual meeting of shareholders a non-binding proposal to approve the compensation of our named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of the our named executive officers as disclosed in this proxy statement. We currently intend to hold a “say-on-pay” vote every year. The proposal will be presented at the annual meeting in the form of the following resolution:
“RESOLVED, that the shareholders approve the compensation of Coastal Financial Corporation’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related material in the Company’s Proxy Statement for the 2025 annual meeting of shareholders.”

This vote will not be binding on our Board of Directors or Compensation Committee and will not be construed as overruling a decision by the Board of Directors or create or imply any additional fiduciary duty of the Board of Directors. The Compensation Committee and the Board of Directors will consider the outcome of the vote when determining future executive compensation arrangements.

The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of shareholder value. We believe that our compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. As discussed in the Compensation Discussion and Analysis section of this proxy statement the Compensation Committee believes that the executive compensation for 2024 was reasonable and appropriate, was justified by the Company’s performance and was the result of a carefully considered approach.

The Compensation Committee regularly reviews our officer compensation strategies, policies and programs in an effort to ensure the program continues to meet its objectives. In considering how to vote on this proposal, the Board of Directors requests that you consider the following factors:
•Pay for Performance - A significant portion of our named executive officer (“NEO”) compensation is tied to performance with clearly articulated financial goals.
•Key Performance Metrics- Objective performance metrics are established to determine annual incentive compensation.
•Clawback Policy - Our policy requires recovery of certain performance-based cash and equity compensation in the event of a financial restatement.
•Independent Compensation Consultant - The Compensation Committee retains an independent consultant to obtain advice on executive compensation matters.

Each of the above factors is discussed more fully in the Compensation Discussion and Analysis section of this proxy statement.
The Board of Directors unanimously recommends a vote “FOR” approval of the compensation paid to our named executive officers as disclosed in this proxy statement.

This proposal requires the affirmative vote of a majority of the votes properly cast at the annual meeting. Abstentions and “broker non- votes” will have no effect on the outcome of the vote.

APPROVE THE SECOND AMENDMENT TO THE 2018 PLAN
ITEM 3. APPROVE THE SECOND AMENDMENT TO THE COASTAL FINANCIAL CORPORATION 2018 OMNIBUS INCENTIVE PLAN, INCLUDING AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES UNDER THE 2018 PLAN
At the annual meeting, the Company’s shareholders will be asked to approve the Second Amendment, to increase the number of shares available for issuance by 600,000 shares.
The purpose of the 2018 Plan, is to motivate and reward those employees and other individuals who are expected to perform at the highest level and contribute significantly to our success and shareholder value, thereby furthering our best interests and those of our shareholders. The Board of Directors deemed it necessary and in the best interests of the Company and its shareholders to amend the 2018 Plan at this time in order to better align and foster a common interest between shareholders and those charged with carrying out our strategic plans for growth and the creation of shareholder value. As such, on March 25, 2025, the Board of Directors approved, subject to shareholder approval, the Second Amendment.
Share Overhang and Availability for the 2018 Plan
As of March 19, 2025 (the Record Date), share overhang and availability may be summarized as follows:

Total shares of common stock outstanding:	15,007,465
Shares remaining available for issuance under the 2018 Plan:	158,207
Additional shares being requested:	600,000
Shares subject to outstanding full-value awards (restricted stock/units):	536,252
Shares subject to outstanding stock option awards:	60,745
Weighted average exercise price of $ 14.98 and weighted average remaining term of 3.83 years
Key Plan Features
1.No liberal share recycling
2.Minimum one-year vesting period (no more than 5% of authorized shares can vest within one year of grant)
3.Double-trigger vesting upon a change in control
4.No current payment of dividends (or equivalents) on unvested awards
5.No repricing of stock options or appreciation rights without shareholder approval
As of March 19, 2025, there were no specific allotments of shares related to the 600,000 increase in shares designated for any employee or groups of employees. The Compensation Committee and Board of Directors is still developing with the assistance of its compensation consultant the future plans, performance criteria, and allotment of shares to best align those programs with the creation of shareholder value.
Securities Authorized for Issuance Under Equity Compensation Plans. Information concerning securities authorized for issuance under equity compensation plans is set forth in the “Equity Compensation Plan Information” section of our Annual Report.
Effective Date. The Second Amendment, including the increase of shares available for issuance under the 2018 Plan will be effective on May 28, 2025, or such other date on which it is approved by the shareholders.
Below is a summary of the material terms of the 2018 Plan.

APPROVE THE SECOND AMENDMENT TO THE 2018 PLAN
Plan Term
No awards will be granted under the 2018 Plan after April 30, 2028, the tenth anniversary of shareholder approval of the adoption of the 2018 Plan. The 2018 Plan will expire sooner if, prior to April 30, 2028, the maximum number of shares available for issuance under the 2018 Plan has been issued or our Board of Directors terminates the 2018 Plan.
Eligibility
Under the 2018 Plan, awards may be made to any of our approximately 488 current employees, 11 directors or any other individual who provides services to us, to the extent permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
Authorized Shares and Award Limits
Subject to adjustment (as described below), 1,100,000 shares of our common stock were previously available for awards under the 2018 Plan. As of the record date 158,207 shares of our common stock were available for issuance pursuant to new grants of awards under our 2018 Plan and 596,997 shares of our common stock were subject to outstanding awards previously granted under the 2018 Plan. The Second Amendment would increase the number of shares available for issuance in respect of new and outstanding awards by 600,000 shares. Shares granted under the 2018 Plan that are subject to an award that is forfeited, expires, terminates, otherwise lapses or is settled for cash, in whole or in part, without the delivery of the shares again are available for grant under the 2018 Plan. However, shares tendered or withheld in payment of an exercise price or in respect of taxes related to awards do not become available for issuance under the 2018 Plan.
Administration
Our Compensation Committee administers the 2018 Plan and has authority to, among other things: designate participants; determine the types of awards to be granted to each participant; determine the number of shares to be covered by awards; determine the terms and conditions of awards; determine whether, to what extent and under what circumstances awards may be settled or exercised in cash, shares, other awards, other property or net settlement; determine the circumstances under which awards may be canceled, repurchased, forfeited or suspended; interpret and administer the 2018 Plan and any instrument or agreement relating to, or award made under, the 2018 Plan; make any other determination and take any other action that it deems necessary or desirable to administer the 2018 Plan; and modify or adjust awards, including to accelerate vesting of awards.
To the extent permitted by applicable law, our Compensation Committee may delegate to one or more of our officers the authority to grant options, stock appreciation rights and other share-based awards under the 2018 Plan, other than awards to persons subject to reporting obligations under Section 16 of the Exchange Act.
Types of Awards
The 2018 Plan provides for grants of incentive and non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and cash- or stock-based performance awards. Our Compensation Committee will determine the terms and conditions of all awards granted under the 2018 Plan, including the date(s) on which awards become vested. The 2018 Plan provides for a minimum vesting or exercise schedule of at least one year, subject to certain exceptions.
Stock Options. A stock option is a contractual right to purchase shares at a future date at a specified exercise price. The per share exercise price of a stock option is determined by our Compensation Committee at the time of grant but may not be less than the “fair market value” of a share of our common stock (defined under the 2018 Plan as the closing price of a share of our common stock on the grant date or, if no sales are reported on that date, the closing price of a share of our common stock on the immediately preceding day on which sales were reported). For example, the closing price of our common stock on March 19, 2025 was $84.44, so the per share exercise price of a stock option granted on such date would be no less than this amount. Our Compensation Committee determines the date on which each stock option becomes vested and exercisable and the expiration date of each option. No stock option may be exercisable more than ten years from the grant date, except that our Compensation Committee may provide in an award agreement for an extension of such ten-year term in the event the exercise of the option would be prohibited by law on the expiration date. A grant of a stock option may not be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or

APPROVE THE SECOND AMENDMENT TO THE 2018 PLAN
other distributions to be paid on such options. Stock options that are intended to qualify as incentive stock options must meet the requirements of Section 422 of the Internal Revenue Code (the “Code”).
Stock Appreciation Rights (“SARs”). A SAR represents a contractual right to receive, in cash or shares, an amount equal to the appreciation of one share of our common stock from the grant date over the exercise price of such SAR. The per share exercise price of a SAR will be determined by our Compensation Committee but may not be less than the “fair market value” of a share of our common stock (as defined under the 2018 Plan and summarized above). Our Compensation Committee will determine the date on which each SAR may be exercised or settled, in whole or in part, and the expiration date of each SAR. However, no SAR will be exercisable more than ten years from the grant date. A grant of a SAR may not be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such SAR.
Restricted Stock. Restricted stock is an award of shares of our common stock that are subject to restrictions on transfer and a substantial risk of forfeiture.
Restricted Stock Units (“RSUs”). An RSU represents a contractual right to receive the value of a share of our common stock at a future date, subject to specified vesting and other restrictions.
Performance Awards. Performance awards, which may be denominated in cash or shares, will be earned upon the satisfaction of performance conditions specified by our Compensation Committee. Performance criteria may be measured on an absolute or relative basis, may be established on a corporate-wide basis or with respect to one or more business units, may be based on a ratio or separate calculation of any performance criteria and may be made relative to an index or one or more of the performance goals themselves.
Adjustments
In the event that our Compensation Committee determines that, as result of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of our shares or other securities, issuance of warrants or other rights to purchase our shares or other securities, issuance of our shares pursuant to the anti-dilution provisions of our securities, or other similar corporate transaction or event affecting our shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2018 Plan, our Compensation Committee will, subject to compliance with Section 409A of the Code, adjust equitably (including, without limitation, by payment of cash) any or all of:
•the number and type of shares or other securities that thereafter may be made the subject of awards, including the aggregate limit under the 2018 Plan;
•the number and type of shares or other securities subject to outstanding awards; and
•the grant, purchase or exercise price for any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award.
In addition, our Compensation Committee is authorized to adjust the terms and conditions of, and the criteria included in, outstanding awards in recognition of events (including those events described above) affecting the Company or the financial statements of the Company, or changes in applicable laws, regulations or accounting principles, whenever our Compensation Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2018 Plan.
Effect of a Change of Control
In the event of a Change of Control (as defined in the 2018 Plan), the 2018 Plan provides for vesting of outstanding awards only upon a participant’s termination of employment, other than for just cause, during the 12-month period following the Change of Control. In addition, to maintain the participants’ rights in connection with a Change of Control, our Compensation Committee, may, as to any award, either at the time such award is made or any time thereafter, take any one or more of the following actions: (i) provide for the purchase of any such award for an amount of cash equal to the amount that could have been attained upon exercise of such award or the realization of the participant’s rights, had such award been currently exercisable or payable; or (ii) cause any award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation after change in control. Vesting of outstanding awards

APPROVE THE SECOND AMENDMENT TO THE 2018 PLAN
upon a participant’s termination of employment, other than for just cause, during the 12-month period following the Change of Control only occurs upon a termination by the Company, and not if the participant voluntarily resigns.
Amendment and Termination
Our Board of Directors may amend, alter, suspend, discontinue or terminate the 2018 Plan, subject to approval of our shareholders if required by applicable law or the rules of the stock exchange on which our shares are principally traded. Our Compensation Committee may also amend, alter, suspend, discontinue or terminate, or waive any conditions or rights under, any outstanding award. However, subject to the adjustment provision and change of control provision (each summarized above), any such action by our Board of Directors or Compensation Committee that would materially adversely affect the rights of a holder of an outstanding award may not be taken without the holder’s consent, except (i) to the extent that such action is taken to cause the 2018 Plan to comply with applicable law, stock market or exchange rules and regulations, or accounting or tax rules and regulations, or (ii) to impose any “clawback” or recoupment provisions on any awards in accordance with the 2018 Plan.
Cancellation or “Clawback” of Awards
Our Compensation Committee may, to the extent permitted by applicable law and stock exchange rules or by any of our policies, and shall, to the extent required, cancel or require reimbursement of any awards granted, shares issued or cash received upon the vesting, exercise or settlement of any awards granted under the 2018 Plan or the sale of shares underlying such awards. Such reimbursement may be in the form of shares or cash, as determined by the Compensation Committee.
Prohibition on Repricing
Subject to the adjustment provision summarized above, our Compensation Committee may not directly or indirectly, through cancellation or re-grant or any other method, reduce, or have the effect of reducing, the exercise or hurdle price of any award established at the time of grant without approval of our shareholders.
U.S. Federal Income Tax Consequences of 2018 Plan Awards
The following is a brief summary of certain of the material federal income tax consequences of certain transactions under the 2018 Plan based on United States federal income tax laws in effect. This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for 2018 Plan participants, is general in nature and does not address the issues relating to the income tax circumstances of any individual participant. It does not address U.S. federal tax other than income tax and certain payroll taxes, or state, local or foreign tax laws.
Incentive Stock Options. An incentive stock option is an option that meets the requirements of Section 422 of the Code. A participant will not have taxable income when granted an incentive stock option or when exercising the option, although the participant will have a preference item for purposes of the alternative minimum tax upon exercise of an incentive stock option. If the participant exercises the option and does not dispose of the shares until the later of two years after the grant date and one year after the exercise date, the entire gain, if any, realized when the participant sells the shares will be taxable as long-term capital gain. We will not be entitled to any corresponding tax deduction.
If a participant disposes of the shares received upon exercise of an incentive stock option within the one-year or two-year periods described above, it will be considered a “disqualifying disposition.” Upon a disqualifying disposition, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount. If a participant exercises an incentive stock option more than three months after the participant’s employment or service with us terminates, the option will be treated as a non-statutory stock option for federal income tax purposes. If the participant is disabled and terminates employment or service because of his or her disability, the three-month period is extended to one year. The three-month period does not apply in the case of the participant’s death.
Non-Statutory Stock Options. A non-statutory stock option is an option that does not qualify as an incentive stock option. A participant will not recognize income when granted a non-statutory stock option. When the participant exercises the stock option, he or she will recognize ordinary income equal to the excess of the fair market value of the shares received on the exercise date over the aggregate exercise price of the shares. The participant’s tax basis in the shares acquired on exercise of the option will generally equal the exercise price plus the amount of taxable income recognized on

APPROVE THE SECOND AMENDMENT TO THE 2018 PLAN
exercise. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income that the participant recognizes. When the participant sells the shares acquired on exercise, the participant will realize long-term or short-term capital gain or loss, depending on whether the participant holds the shares for more than one year before selling them. Special rules apply if all or a portion of the exercise price is paid in the form of shares.
Except as otherwise noted, for non-statutory stock options and awards other than incentive stock options, FICA taxes (Social Security, Medicare, and additional Medicare tax for high-income earners) are due when an employee recognizes compensation income.
Stock Appreciation Rights. In general, no taxable income will be realized by a participant upon the grant of a SAR. Upon the settlement of a SAR, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at such time in the same amount.
Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date, less any amount paid for the common stock, and the Company will be allowed a corresponding tax deduction at that time. If the participant properly files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the common stock as of that date, less any amount the participant paid for the common stock, and we will be allowed a corresponding tax deduction at that time. Any future appreciation in the common stock will be taxable to the participant at capital gains rates. However, if the restricted stock award is later forfeited, the participant generally will not be able to recover the tax previously paid pursuant to his or her Section 83(b) election.
Restricted Stock Units. A participant does not recognize income, and the Company will not be allowed a tax deduction, at the time an RSU is granted. When the RSUs vest and are settled for cash or common stock, the participant generally will be required to recognize as income an amount equal to the fair market value of the shares on the date of vesting, and the Company will be allowed a corresponding tax deduction at that time. At the time of settlement, FICA taxes (Social Security, Medicare, and additional Medicare tax for high-income earners) will also be due with respect to an employee’s award, though in some cases, FICA taxes may be due earlier, at the time of vesting, rather than at the time of settlement. Any gain or loss recognized upon a subsequent sale or exchange of the common stock (if settled in common stock) is treated as capital gain or loss for which we are not entitled to a deduction.
Performance Awards. A participant to whom a performance award is made will not recognize taxable income at the time such award is made. The participant will recognize taxable income, however, when cash or shares of common stock is released or paid to the award recipient, and the amount of such income will be the amount of the cash and/or the fair market value at such time of the shares. The tax basis of any such shares received by the participant pursuant to a performance grant award should be equal to the amount includable in the participant’s gross income as compensation in respect of such shares.
Limitations on Deductions; Consequences of Change in Control. Section 162(m) of the Code limits our deduction for compensation in excess of $1,000,000 paid to certain covered employees. In addition, if a change in control of causes awards under the 2018 Plan to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of our deductions under Section 280G of the Code.
Section 409A of the Code. If an award is treated as “nonqualified deferred compensation” and the award does not comply with or is not exempt from Section 409A of the Code, Section 409A may impose additional taxes, interest and penalties on the participant. All grants made under the 2018 Plan are intended to either be exempt from or comply with Section 409A of the Code to avoid such additional taxes, interest and penalties. In no event shall we be liable to a participant on account of an award's failure to qualify for favorable United States or foreign tax treatment or avoid adverse tax treatment under United States or foreign law, including, without limitation, Section 409A.
This summary is qualified in its entirety by reference to the Second Amendment attached hereto as Appendix A and the 2018 Plan, which was previously filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 19, 2018 and amended pursuant to the First Amendment to the 2018 Omnibus Plan, which was

APPROVE THE SECOND AMENDMENT TO THE 2018 PLAN
included as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 9, 2021. Our 2018 Plan was adopted by our Board of Directors on March 23, 2018, and approved by the shareholders on April 30, 2018.
Plan Benefits. The following table shows the total number of annual awards expected to be made under the 2018 Plan, as proposed to be amended by the Second Amendment, to the individuals and groups listed in the table. Aside from the amounts included in the table below, no specific awards have been determined.

Name and Position	Dollar Value	Number of Shares
Eric M. Sprink, Chief Executive Officer	$—	—
Brian T. Hamilton, President, CCBX	—	—
Curt T. Queyrouze, President, Community Bank	—	—
Joel G. Edwards, Executive Vice President, Chief Financial Officer	—	—
Andrew G. Stines, Executive Vice President, Chief Risk Officer	—	—
All executive officers as a group	—	—
All non-employee directors as a group (1)	—	—
All non-executive employees as a group	—	—
(1) The Company’s past practice has been to grant annual equity awards in the form of restricted stock awards (RSAs)
to its non-employee directors on or about the date of the Company’s annual meeting. Based on the grant date value of such awards granted to directors in 2024, that would result in approximately $640,000 in RSAs being granted on or about May 28, 2025. However, as of the Record Date, the Company has not determined the amount or grant date of equity awards that may be granted to its non-employee directors for 2025.

    Additional Plan Information. The aggregate number of shares subject to outstanding equity awards granted under the 2018 Plan since its inception through March 19, 2025, is set forth in the table below.

Name and Position	Number of Options	Average Per Share Exercise Price	Number of Shares Subject to Other Stock Awards (1)	Market Value of Shares Subject to Awards (2) ($)
Eric M. Sprink, Chief Executive Officer	10,695	$14.91	138,508	$11,695,616
Brian T. Hamilton, President, CCBX	—	—	100,669	8,500,490
Curt T. Queyrouze, President, Community Bank	—	—	65,831	5,558,770
Joel G. Edwards, Executive Vice President, Chief Financial Officer	10,000	14.91	10,962	925,631
Andrew G. Stines, Executive Vice President, Chief Risk Officer	—	—	5,648	476,917
All current executive officers as a group	20,695	14.91	321,618	27,157,424
All current directors who are not executive officers as a group	—	—	—	—
Each nominee for election as a director	—	—	—	—
Each associate of any such directors, executive officers or nominees	—	—	—	—
Each other person who received or is to receive 5 percent of the outstanding aggregate number of shares subject to equity awards	—	—	—	—
All employees, including all current officers who are not executive officers, as a group	40,050	15.015	214,634	18,123,695
(1)Includes shares issuable pursuant to outstanding RSUs and PSUs. Outstanding PSUs reflect target level of performance.
(2)Amounts calculated using $84.44, the closing price of the Company’s common stock, as reported on the NASDAQ on March 19, 2025.

APPROVE THE SECOND AMENDMENT TO THE 2018 PLAN
Securities Authorized for Issuance under Equity Compensation Plans. The Equity Compensation Plan Table below presents information regarding securities authorized for issuance under our equity compensation plans as of December 31, 2024.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (1 (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in the First Column of this Table) (2) (c)
Equity Compensation Plans Approved by Shareholders	749,738	$9.80	196,447
Equity Compensation Plans Not Approved by Shareholders	-	-	-
Total	749,738	$9.80	196,447
(1)Column (a) includes shares issuable pursuant to outstanding Options, RSUs and PSUs under the 2018 Plan. PSUs are subject to satisfaction of the applicable performance criteria over the applicable performance period; outstanding PSUs reported in column (a) reflect target level of performance. RSUs and PSUs are not reflected in the weighted exercise price in column (b) as these awards do not have an exercise price.
(2)Column (c) consists of shares available for future issuance under the 2018 Plan. Under the 2018 Plan, the Company may grant awards consisting of stock options, stock appreciation rights, restricted stock, restricted stock units and other equity-based awards.

Registration with the SEC. We intend to file with the SEC a registration statement on Form S-8 covering the shares reserved for issuance under the Second Amendment.

The Board of Directors unanimously recommends a vote “FOR” approval of the Second Amendment.

To be approved, the Second Amendment must receive an affirmative vote of a majority of the votes cast. Abstentions and broker non-votes are treated as present for quorum purposes only and will have no effect on the outcome of the proposal.

APPROVE THE AMENDED AND RESTATED BYLAWS
ITEM 4. APPROVE AMENDMENTS TO THE AMENDED AND RESTATED BYLAWS OF COASTAL FINANCIAL CORPORATION
The Board of Directors is committed to sound corporate governance and has determined that it would be in the best interest of the Company and its shareholders to make certain amendments to the Bylaws, including (i) to remove Section 2.3, which currently prohibits the nomination, election, re-election or appointment of a person to the Board of Directors who is or will be 72 years old or older during his or her proposed term of office and (ii) to amend Section 9.2 to permit the Board of Directors to amend, alter, or repeal any Bylaws in a manner that would affect the qualifications or term of office of the directors. The material terms of the proposed amendments requiring shareholder approval are described herein, and the full text of the proposed Second Amended and Restated Bylaws of the Company (the “Proposed Bylaws”) as adopted by the Board to give effect to the amendments to the Bylaws are attached to this proxy statement as Appendix B.
The mandatory retirement age assures that the Board of Directors does not become entrenched and that each director is able to meet his/her responsibilities with the energy and innovative approach needed to serve the our shareholders, while balancing the benefit of having experienced members of the Board of Directors who are deeply familiar with the Company and its operations. The Board of Directors believes that a mandatory retirement age of 72 does not achieve these aims as effectively, as it is clear that members of the Board of Directors continue to have the energy and innovative approach needed to serve our shareholders past the age of 72, and that the experience of such members is beneficial for proper oversight of the Company. The Board of Directors also recognizes that the removal of the mandatory retirement age may offer several advantages, such as promoting director continuity and stability, and encouraging directors to take longer-term perspectives. If the proposed amendment is approved, Section 2.3 of the Bylaws would be removed in its entirety, as follows:
~~2.3 Mandatory Retirement. No person who is or will be 72 years old or older during his or her proposed term of office may be nominated, elected, re-elected, or appointed to the Board of Directors.~~
In addition, the Board of Directors believes that it is important for the Company and the Board of Directors to have the flexibility in the future to adjust the qualifications and terms of office of directors to address the changing circumstances and environments, without the need for a shareholder vote, which can be costly both in terms of time and expense. Thus, the Board of Directors believes that it is in the best interest of the Company and our shareholders to remove the mandatory retirement age from the Bylaws, and permit the Board of Directors to make future adjustments to the qualifications and terms of office of directors without shareholder approval. If the proposed amendment is approved, Section 9.2 of the Bylaws would be amended and restated as follows:
9.2 By the Board of Directors. The Bylaws may be amended, altered, or repealed by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting of the Board; provided, however, the Board of Directors shall not amend, alter, or repeal any Bylaw in such manner as to affect the ~~qualifications,~~ classifications~~, term of office~~ or compensation of the directors in any way. Any action of the Board of Directors with respect to the amendment, alteration or repeal of these Bylaws is hereby made expressly subject to change or repeal by the shareholders.
If the proposed amendments to the Bylaws are approved by shareholders, the Proposed Bylaws will be effective upon approval of this proposal.
The Board of Directors unanimously recommends a vote “FOR” approval of amendment to the Amended and Restated Bylaws of Coastal Financial Corporation.
This proposal requires the affirmative vote of a majority of the votes properly cast at the annual meeting. Abstentions and “broker non-votes” will have no effect on the outcome of the vote.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ITEM 5. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected Moss Adams LLP to be the Company’s independent registered public accounting firm for the 2025 fiscal year, subject to ratification by shareholders. Moss Adams LLP has served as our independent registered public accounting firm since 2016.  A representative of Moss Adams LLP will be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.
In determining whether to reappoint Moss Adams LLP as the Company’s independent registered public accounting firm, the Audit Committee took into consideration a number of factors, including the length of time the firm has been engaged, the quality of the Audit Committee’s ongoing discussions with Moss Adams LLP, an assessment of the professional qualifications and past performance of Moss Adams LLP and the potential impact of changing independent registered public accounting firms. Through its experience with the Company, Moss Adams LLP has gained institutional knowledge and expertise regarding the Company’s operations, accounting policies and practices and internal control over financial reporting.
If the ratification of the appointment of Moss Adams LLP is not approved by a majority of the votes properly cast at the annual meeting, the Audit Committee will consider other independent registered public accounting firms. In addition, if the ratification of Moss Adams LLP is approved by shareholders at the annual meeting, the Audit Committee may also consider other independent registered public accounting firms in the future if it determines that such consideration is in the best interests of the Company and its shareholders.
The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm.
To be approved, the appointment of Moss Adams LLP as our independent registered public accounting firm must receive an affirmative vote of a majority of the votes properly cast.  Abstentions are treated as present for quorum purposes only and will have no effect on the outcome of the proposal. We do not expect to receive broker non-votes in this Item.
Audit and Non-Audit Fees
The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2024 and December 31, 2023 for services provided by Moss Adams LLP.

	2024	2023
Audit Fees (1)	$1,347,491	$995,271
Audit-Related Fees (2)	246,750	—
Tax Fees	—	—
All Other Fees	—	—
(1)Fees for 2024 include Sarbanes-Oxley Act internal control audit. Fees for 2023 include Sarbanes-Oxley Act internal control audit, fees related to the adoption of ASC 326, and other fees related to the audit.
(2)Fees for 2024 include comfort procedures related to public equity offering completed in the fourth quarter of 2024 and consent procedures for shelf registration in the second quarter of 2024.
Pre-Approval of Services by Moss Adams LLP
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of Moss Adams LLP. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by Moss Adams LLP. Such approval process ensures that Moss Adams LLP does not provide any non-audit services to the Company that are prohibited by law or regulation.
In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by Moss Adams LLP. Requests for services by Moss Adams LLP for compliance with the auditor

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services.
Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at the next regular meeting of the Audit Committee. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its independent registered public accounting firm.
During the year ended December 31, 2024, all services were approved, in advance, by the Audit Committee in compliance with these procedures.
Audit Committee Report
The Company’s management is responsible for the Company’s internal control over financial reporting. Moss Adams LLP is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.
In this context, the Audit Committee has met and held discussions with management and Moss Adams LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Moss Adams LLP.
The Audit Committee has also reviewed and discussed with the Company’s management the audited financial statements in the Annual Report. In addition, the Audit Committee discussed with Moss Adams LLP those matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) rules or standards and the SEC. Additionally, Moss Adams LLP provided to the Audit Committee the written disclosures and the letter required under applicable PCAOB rules or standards. The Audit Committee also discussed with Moss Adams LLP its independence from the Company.  In concluding that the accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by Moss Adams LLP were compatible with their independence.
The Audit Committee discussed with Moss Adams LLP the overall scope and plans for their audit. The Audit Committee meets with Moss Adams LLP, with and without management present, to discuss the results of their audit, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.
In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of Moss Adams LLP who, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.
Furthermore, the Audit Committee’s considerations and discussions with management and Moss Adams LLP do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the PCAOB or that the Company’s independent registered public accounting firm is in fact “independent.”

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Annual Report for filing with the SEC. The Audit Committee has appointed, subject to shareholder ratification, the selection of Moss Adams LLP for the fiscal year ended December 31, 2025.
Audit Committee of the Board of Directors of Coastal Financial Corporation
Michael R. Patterson (Chair)
Rilla R. Delorier
Stephan Klee
Thomas D. Lane
Gregory S. Tisdel
Pamela R. Unger

COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION DISCUSSION AND ANALYSIS
Overview

The Compensation Discussion and Analysis (“CD&A”) explains our compensation programs, policies and philosophy for the named executive officers of the Company. The CD&A also describes the process of the Compensation Committee in making pay and incentive decision for the NEOs.

The Company had five named executive officers for the year ended December 31, 2024 including the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer, and the next three most highly compensated executive officers who were employed at year end. For December 31, 2024, the Company’s NEOs were:

•Eric M. Sprink, our CEO;
•Brian T. Hamilton, our CCBX President;
•Curt T. Queyrouze, our Community Bank President;
•Joel G. Edwards, our Executive Vice President, Chief Financial Officer; and
•Andrew G. Stines, our Executive Vice President, Chief Risk Officer.
The Compensation Committee of the Board of Directors has primary responsibility for reviewing and managing the risks and exposures associated with our compensation policies, plans and practices, regarding both executive compensation and the Company’s compensation structure generally. In particular, our Compensation Committee, in conjunction with our CEO and other members of management, as appropriate, reviews our incentive compensation arrangements to ensure these programs are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk-taking by our employees.

The CEO recommends base salary changes, target incentive levels, actual incentive payouts and long-term incentive grants for all executive officers other than himself to the Compensation Committee. The Compensation Committee considers and adjusts such recommendations as appropriate based on the committee’s performance review process, the Company’s strategic plans and financial performance and input from management and independent compensation consultants as described below. The Compensation Committee, without the CEO present, determines the CEO’s compensation package. The Compensation Committee approves salary changes and incentive payouts for all NEOs and notifies the Board of Directors. The Company’s shareholders will have the opportunity to approve (on a non-binding basis) the compensation programs for the Company’s NEOs. The Compensation Committee will review and consider the result of such vote.
Overview of Compensation Programs

Guiding Philosophy

Our executive compensation philosophy embraces the following core principles and objectives:
•Our compensation programs are designed to attract and retain highly skilled executives who model the Company’s values of excellence, leadership, discipline, teamwork and community spirit.
•Reward desired performance in order to drive and enhance Company performance and related achievement of its short-term and long-term goals consistent with the strategic plan approved by the Board of Directors.
•Maintain compensation competitiveness within the marketplace from which the Company assesses the desired level of talent.
•Emphasis on performance-based compensation, utilizing a mix of short-term and long-term incentive compensation that rewards specific performance, achievements, and outcomes and aligns individual rewards with Company performance and enhancement of shareholder value.
•Increase retention through periodic grants of equity-based compensation awards.

COMPENSATION DISCUSSION AND ANALYSIS
The Company’s compensation policies and practices reflect its guiding philosophy, as shown below.

What we do:		What we don’t do:
✓	Provide a combination of base salary and both short-term and long-term incentive awards which serve as financial incentives to increase retention and align the interests of our executive officers with those of our shareholders	✗	No automatic or guaranteed annual salary increases
✓	Emphasis on delivering incentive compensation to our executive officers that is tied to actual Company performance compared to its peers and internal benchmarks	✗	No guaranteed bonuses or guaranteed long-term incentive awards
✓	Independent compensation consultant regularly advises the Compensation Committee	✗	No excessive perquisites
✓	Provide time-based share awards that vest ratably over several years to incentivize and tie executive officer pay to long-term performance of Company	✗	Encourage unnecessary or excessive risk-taking by executives by limiting the use of multiple metrics in short and long-term incentive plans for executive officers
✓	Use of peer company data to help set executive compensation	✗	Enter into employment contracts with executives containing single-trigger golden parachutes
✓	Maintain a formal clawback policy applicable to all incentive-based compensation
The compensation policies and practices are designed to provide appropriately significant compensation awards when Company performance based on select metrics exceeds certain targets set by the Compensation Committee or the Board of Directors (as discussed further below). This incentive-based compensation is a key component of the Company’s compensation program and the incentive awards support both short-term and long-term incentive payouts when performance justifies such awards.
The Compensation Committee has responsibility for establishing and reviewing our compensation philosophy objectives. The Compensation Committee is also responsible for making NEO compensation decisions and reporting such decisions to the Board of Directors. The Compensation Committee seeks to compensate our NEOs in a fair, reasonable and competitive manner.
Key Elements of Compensation
The following table summarizes key elements of our executive compensation program and the primary objectives each element supports.

Key Elements of Compensation	Objectives
Base salary	●	Attract and retain highly qualified executives
	●	Reward the executives’ qualifications, experience, responsibilities and job performance
Annual cash bonuses	●	Reward achievement of annual corporate goals and individual performance
Long-term equity incentive compensation	●	Reward achievement of Company financial objectives and create direct link between executive’s performance and shareholder value

COMPENSATION DISCUSSION AND ANALYSIS
Independent Compensation Consultant – Pearl Meyer & Partners LLC (“Pearl Meyer”)
During 2024, the Compensation Committee engaged Pearl Meyer, an independent compensation consulting firm. Specifically, the Compensation Committee engaged Pearl Meyer to:
•review the Company’s compensation philosophy and strategy;
•advise and aid in the design of the CEO compensation package;
•advise and aid in the design of executive officer compensation;
•evaluate and make recommendations on incentive compensation plans;
•review and advise on Board of Directors compensation; and
•perform peer analysis.
Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Compensation Committee, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
The Compensation Committee has assessed Pearl Meyer’s independence and determined that Pearl Meyer is independent and there was no conflict of interest resulting from retaining Pearl Meyer for this engagement.
Peer Group Selection
The Company used two peer groups for comparison purposes in evaluating and determining executive compensation for 2024 provided in consultation with Pearl Meyer. The Company’s compensation programs are more closely aligned with the first group, bank-only peers (“Bank Peers”). The performance-based equity components of the Company’s compensation programs are more closely aligned with the second group, composed only of BaaS peers (“BaaS Peers”). These groups were identified based primarily on lines of business and/or asset size.
Recognizing that comparative pay assessments have inherent limitations, due to the lack of precise comparability of executive positions between companies, as well as the companies themselves, the comparative data are used only as a guide and the Compensation Committee does not set or target the compensation of our executives at specific levels or within specified percentile ranges relative to peer company pay levels. While the Compensation Committee considers peer data to be a helpful reference to assess the competitiveness and appropriateness of our executive compensation program, the Compensation Committee applies its own business judgment and experience to determine individual compensation. Our Compensation Committee will continue to work with our CEO and our compensation consultants to position pay based on a variety of factors, including market data for executive compensation drawn from our peer group. The Compensation Committee supplements the peer group analysis with references, as a touchstone and without specifically benchmarking to any given level, compensation data of broader technology and consumer companies to better understand our broader competitive positioning.
The peer groups are updated annually by the Compensation Committee, based on a process that includes recommendations from internal sources, including the Company’s human resources department, and external sources such as the Compensation Committee’s independent compensation consultant, to reflect the companies against which we compete for executive talent or for shareholder investment. The specific characteristics of the financial institutions comprising the peer groups vary from year to year, but our Bank Peers are chosen based on a combination of factors that include lines of business and asset size and our BaaS Peers are selected based on lines of business and asset size. All of the Bank Peers and BaaS Peers are publicly-traded companies.

COMPENSATION DISCUSSION AND ANALYSIS
Below is the list of peers used for analysis:

Institution Name	Ticker	Total Assets
Bank Peers		($000s)
Nicolet Bankshares, Inc.	NIC	8,796,795
German American Bancorp, Inc.	GABC	6,295,910
Community Trust Bancorp, Inc.	CTBI	6,193,245
Great Southern Bancorp, Inc.	GSBC	5,981,628
Mid Penn Bancorp, Inc.	MPB	5,470,936
Independent Bank Corporation	IBCP	5,338,104
Farmers National Banc Corp.	FMNB	5,118,924
Bridgewater Bancshares, Inc.	BWB	5,066,242
Bank First Corporation	BFC	4,495,060
Southern First Bancshares, Inc.	SFST	4,087,593
MVB Financial Corp.	MVBF	3,128,704
Greene County Bancorp, Inc.	GCBC	2,965,771
First Western Financial, Inc.	MYFW	2,919,037
Blue Ridge Bankshares, Inc.	BRBS	2,737,260
BaaS Peers
The Bancorp, Inc.	TBBK	8,727,543
Pathward Financial, Inc.	CASH	7,622,342
Metropolitan Bank Holding Corp.	MCB	7,300,749
Triumph Financial, Inc.	TFIN	5,948,975
Green Dot Corporation	GDOT	5,434,282
VersaBank	VBNK	3,471,060
MVB Financial Corp.	MVBF	3,128,704
Cass Information Systems, Inc.	CASS	2,395,081
Esquire Financial Holdings, Inc.	ESQ	1,892,503
Say on Pay Vote
At our 2024 annual meeting of stockholders, we provided our stockholders with the opportunity to vote to approve, on an advisory basis, our executive compensation program. Approximately 99% of the votes cast at our 2024 annual meeting of stockholders approved our executive compensation as described in our proxy statement for that meeting. Our Compensation Committee carefully considers stockholder votes on this matter, along with other expressions of stockholder views on compensation that the committee receives.
Compensation Mix
The Compensation Committee allocates the various components of compensation based on market information provided from our compensation consultant. The market information is derived from research on comparable positions from our peer groups and market survey information. In allocating compensation among base salary, cash bonus, and equity-based compensation, the Compensation Committee compares the individual components of each position against market amounts and adjusts those components, so compensation is competitive and aligns the executive with organizational performance objectives.

COMPENSATION DISCUSSION AND ANALYSIS
The percentages of base salary, cash bonus and equity-based (using grant date fair value) compensation compared to the total compensation (referred to as total annual compensation) for 2024 for the NEOs were as follows:

Named Executive Officer	Base Salary %	Cash Bonus %	Equity Award %		Other %
Eric M. Sprink	45.1%	24.5%	27.2%		3.2%
Curt T. Queyrouze	48.8%	17.6%	29.5%		4.1%
Joel G. Edwards	52.7%	21.7%	22.0%		3.7%
Brian T. Hamilton	3.0%	2.5%	94.3%	(1)	0.2%
Andrew G. Stines	59.0%	18.3%	19.3%		3.4%
(1) Includes 75,000 PSUs awarded to Mr. Hamilton upon his hiring in 2024 to align his performance with shareholder returns and to retain his services for an extended period.  The price of Company common stock at the time of grant was $53.99 per share.  The PSUs are eligible to vest on the first day of each month beginning on October 1, 2024 until April 30, 2028 only if certain specified performance conditions are met. 60,000 PSUs are contingent on achieving stock price hurdles, which will be measured for achievement during the 43-month period beginning October 1, 2024 through April 30, 2028.  A sustained stock price of at least $75 per share for no less than 60 continuous trading days during the measurement period is required for the vesting of 20,000 shares; a sustained stock price of at least $90 per share for no less than 60 continuous trading days during the measurement period is required for the vesting of up to 40,000 shares; and a sustained stock price of at least $105 per share for no less than 60 continuous trading days during the measurement period is required for the vesting of the remainder, up to 60,000 shares. An additional 15,000 shares are eligible to vest on April 30, 2028, contingent on relative return on average equity compared to a comparator group, with the Company’s performance needing to be at least in the 80th percentile, or top 20%, of the group over the four-year period. We believe the achievement of these performance conditions will benefit shareholders of the Company by incentivizing increased shareholder value through higher stock prices and increased earnings.
Base Salaries
The Compensation Committee engages compensation consultants to evaluate the compensation paid to the NEOs, and the Company’s other executive officers, compared to that of the identified peer groups. The analysis conducted in 2023 was used in the decision-making process for determining the compensation program design for 2024. The analysis focuses on base salaries, short and long-term incentives compared to our peers.
The Company strives to provide NEOs with a base salary that is competitive with other bank and BaaS organizations identified in our peer groups.
Base salaries set the foundation for direct compensation, since the opportunity levels for our incentive plans are defined as a percentage of base salaries. In establishing base salaries of the Company’s other NEOs, the Compensation Committee typically considers the recommendations of the CEO, which are based on company performance, individual responsibility level, and individual contribution to strategic goals, financial management and leadership. Total compensation histories for each NEO, peer group data and a general understanding of executive compensation in the financial services industry are also considered. The Compensation Committee reviewed and approved base salaries for all NEOs and reported the decisions to the Board of Directors.
The base salaries paid to the NEOs in 2024 and increases in such salaries from 2023 to 2024 are shown below:

				Increase
Named Executive Officer	2024 Base Salary		2023 Base Salary	$	%
Eric M. Sprink	$842,000		$810,000	$32,000	4.0%
Curt T. Queyrouze	445,000		428,000	17,000	4.0%
Joel G. Edwards	389,000		374,000	15,000	4.0%
Brian T. Hamilton	470,000	(1)	—	470,000	—%	(1)
Andrew G. Stines	322,992		310,000	12,992	4.2%
(1)Mr. Hamilton’s actual 2024 base salary was $120,191, which was for a partial year of service from September 30, 2024 through December 31, 2024. The amount reflected in the table above is the annualized value of his actual base salary.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Incentive Plan
The Company maintains an Executive Management Incentive Plan (the “Plan”) for certain key officers, including the NEOs, to align executive compensation practices with the Company’s performance, strategic plan and long-term goals. Under the Plan, the Company provides for incentive compensation to NEOs in the form of cash, bonuses and long term equity incentives granted under the 2018 Plan with the total value paid and/or granted based upon the achievement of certain performance objectives in the prior fiscal year. The Compensation Committee sets specific goals for each executive officer based on peer performance, weightings for each goal, and thresholds for payment based on actual results compared to each goal. The CEO has the option to recommend an adjustment to the payout for all NEOs other than himself. In 2024, the Compensation Committee selected goals were (i) Return on Average Assets, (ii) Core Deposit Growth, (iii) Gross Loan Growth, and (iv) Net Charge Offs. Each of these goals were selected to support the strategic goals on the Company in its effort to increase shareholder value. The weighting of the goals was set by the Compensation Committee to maintain a balance of the different objectives. Strategic objectives include a variety of Company-specific goals related to Leadership, Team Development, Compensation Strategy and Framework, and Long-Term Capital Framework. The Compensation Committee, in consultation with management, was responsible for setting the appropriate targets for each of these strategic objectives based on internal projections and targets.
The incentive compensation paid out to our NEOs as a result as a result of achieving these goals in 2023 was paid out 50% in cash and 50% in time-based restricted stock units (RSUs”) granted in 2024 that are eligible to vest over a four-year period. 2024 performance similarly resulted in incentive compensation for out NEOs paid 50% in cash in 2025 and 50% in RSUs granted in 2025.
Time-based RSUs are critical to our compensation program. Time-based RSUs tie our NEOs to future Company performance through the stock value and reinforce actions that build long-term shareholder value. In addition to the awards provided under the Plan, the President of CCBX received performance-based RSUs in 2024 as a new hire award. These performance-based awards vest based on stock price and performing in the top 10% of a comparator group comprised of a subset of publicly-traded commercial banks and are designed to reward the executive for creating shareholder value. Details of those performance-based RSU grants are provided in the “Summary Compensation Table” below.

COMPENSATION DISCUSSION AND ANALYSIS
The table below describes the goals, category weightings and payout thresholds for each NEO in 2024:

		Sprink		Hamilton		Queyrouze		Edwards		Stines
Goal	Thresholds	Payout %	Weight %	Payout %	Weight %	Payout %	Weight %	Payout %	Weight %	Payout %	Weight %
Return on Average Assets	123.31% of 1.27%	200.0%	40.0%	200.0%	40.0%	200.0%	40.0%	105.0%	40.0%	82.5%	40.0%
	100% of 1.27%	100.0%		100.0%		100.0%		70.0%		55.0%
	70.87% of 1.27%	50.0%		50.0%		50.0%		35.0%		27.5%
Core Deposit Growth	437% of 3.75%	200.0%	12.5%	200.0%	12.5%	200.0%	12.5%	105.0%	12.5%	82.5%	12.5%
	100% of 3.75%	100.0%		100.0%		100.0%		70.0%		55.0%
	50% of 3.75%	50.0%		50.0%		50.0%		35.0%		27.5%
Gross Loan Growth	216% of 11.40%	200.0%	12.5%	200.0%	12.5%	200.0%	12.5%	105.0%	12.5%	82.5%	12.5%
	100% of 11.40%	100.0%		100.0%		100.0%		70.0%		55.0%
	60% of 11.40%	50.0%		50.0%		50.0%		35.0%		27.5%
Net Charge Offs	16% of 0.03%	200.0%	10.0%	200.0%	10.0%	200.0%	10.0%	105.0%	10.0%	82.5%	10.0%
	100% of 0.03%	100.0%		100.0%		100.0%		70.0%		55.0%
	200% of 0.03%	50.0%		50.0%		50.0%		35.0%		27.5%
Board Discretionary			25.0%		25.0%		25.0%		25.0%		25.0%
Total			100.0%		100.0%		100.0%		100.0%		100.0%
A proportional approach is used for calculating payments in the event performance results fall between the three threshold levels. No payout is made if the lowest threshold is not met and the payout will not exceed the amount associated with the top threshold in the table above. Those percentage payouts are shown in the table above.
2024 Results

	2024	2024	%
Goal	Target	Actual	Achieved
Return on Average Assets	1.27%	1.15%	90.6%
Core Deposit Growth	3.75%	5.85%	156.0%
Gross Loan Growth	11.40%	15.15%	132.9%
Net Charge Offs(1)	0.03%	0.03%	100.0%
Strategic Objectives			100.0%
(1)Net charge-off goals are based on community bank data only as CCBX charge-offs are reimbursed by our CCBX partners except for 5% of one CCBX partner portfolio. As of December 31, 2024 our portion of that portfolio represented $20.6 million in loans which the Company is responsible for any losses on these loans.
Equity Grant Practices
We do not grant equity awards in anticipation of the release of material non-public information, and we do not time the release of material non-public information based on equity award grant dates or for the purposes of affecting the value of executive compensation. We do not have a formal policy with respect to the timing of our equity award grants, and did not grant stock options in 2024.

COMPENSATION DISCUSSION AND ANALYSIS
Retirement/Deferred Compensation Benefits
Coastal Community Bank 401(k) Plan. The Company provides a 401(k) program (the “401(k) Plan”) to eligible employees, including the NEOs. The 401(k) Plan is a tax-qualified defined contribution plan that enables eligible employees to defer income taxation on up to $23,000 for 2024 or $30,500 for employees age 50 or older. We currently provide matching contributions equal to 50% of each employee’s pre-tax contributions up to 10% of the employee’s total compensation. Interest in the contributions made by the Company become vested when the employee meets retirement age. Prior to normal retirement age, interest in the contributions made by the Company become fully vested after five years of service. Participants in the 401(k) Plan direct the investment of their account balances and are eligible for loans, certain in-service withdrawals, and distributions upon termination of employment. All NEOs participate in the 401(k) Plan.
Perquisites
Perquisites provided to each NEO are reviewed annually within the context of the Company’s executive compensation program, market practices and the nature of each NEO’s responsibilities. Generally, the Company limits the types of perquisites offered to NEOs as shown in the “All Other Compensation for 2024” table.
The Compensation Committee believes the currently-offered perquisites are minimal in overall cost and competitively necessary to attract and retain talented executives. Consistent with most other financial institutions in its peer group, the Company provides some NEOs, depending on the agreement, with a car allowance, pays the premiums for life insurance and health insurance policies for its NEOs, a portion of travel expenses for family members of its NEOs and technology reimbursements for all NEOs. In addition, the Company encourages certain members of executive management to belong to a country club so that there is an appropriate entertainment forum for customers and appropriate interaction with the executives’ communities. The Company pays the initiation fee and annual dues for a club membership for some NEOs.
Other Compensation
Detailed information regarding other compensation is provided in the section titled “Summary Compensation Table” below.
Compensation Committee Report
Pursuant to rules and regulations of the SEC, this Compensation Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.
The Compensation Committee has reviewed and discussed with management the above “Compensation Discussion and Analysis,” and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement, from which it will be incorporated by reference into the Company’s Annual Report.
Compensation Committee of the Board of Directors of Coastal Financial Corporation
Stephen Klee (Chair)
Rilla R. Delorier
Steven D. Hovde
Thomas D. Lane
Gregory A. Tisdel

RISK CONSIDERATIONS IN OUR COMPENSATION PROGRAM
RISK CONSIDERATIONS IN OUR COMPENSATION PROGRAMS
Each year, the Compensation Committee, together with the Company’s risk officers, conduct an in-depth risk assessment of the Company’s compensation policies and practices. This assessment reviews the key enterprise risks to which the Company is subject, including credit, liquidity, market/interest rate, compliance, operational, technology, strategic, reputational and other risks, and focuses on the compensation arrangements most likely to implicate those risks. We believe that our compensation policies and practices for our employees are reasonable and properly align our employees’ interests with those of our shareholders. We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. Although certain of our employees who are not NEOs are compensated by the number or dollar volume of transactions they complete, our extensive underwriting process is designed to prevent us from entering into transactions that deviate from our underwriting standards.

We believe our compensation programs are designed to encourage appropriate risk management while discouraging behavior that may result in excessive risk. In this regard, the following elements have been incorporated in our compensation programs for executive officers:
•Compensation mix of cash and equity awards to increase retention and align the incentives of our executive officers and shareholders;
•Use of multiple metrics in short and long-term incentive plans for executive officers;
•Application of caps on incentives;
•Providing time-based share awards that vest ratably over four years and performance-based awards that vest after a specific performance period;
•No automatic or guaranteed annual salary increases, bonuses or guaranteed long-term incentive awards;
•No excessive perquisites;
•Emphasizing long-term and performance-based compensation; and
•Instituting a formal clawback policy applicable to all incentive based compensation.

EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
Summary Compensation Table
The following information is furnished for our NEOs:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Non-equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)(4)	Total
Eric M. Sprink	2024	$842,000	$82,665	$508,823		$375,069		$59,706	$1,868,263
Chief Executive Officer	2023	810,000	—	726,125		407,300	(10)	60,360	2,003,785
	2022	700,000	83,088	700,018		443,018		54,418	1,980,542
Brian T. Hamilton(5)	2024	$120,191	$40,526	$3,761,600	(6)	$59,474		$7,563	$3,989,354
President, CCBX	2023	—	—	—		—		—	—
	2022	—	—	—		—		—	—
Curt T. Queyrouze (7)	2024	$445,000	$—	$268,867		$160,000		$37,488	$911,355
President, Community Bank	2023	428,000	—	236,053		268,054	(10)	35,213	967,320
	2022	233,333	299,761	1,879,290	(8)	169,254		17,078	2,598,716
Joel G. Edwards	2024	$389,000	$33,406	$162,431		$126,594		$27,096	$738,527
Executive Vice President, Chief Financial Officer	2023	374,000	—	178,504		162,183	(10)	27,660	742,347
	2022	340,000	82,586	157,538		135,914		25,852	741,890
Andrew G. Stines(9)	2024	$322,992	$9,678	$105,903		$90,322		$18,760	$547,655
Executive Vice President, Chief Risk Officer	2023	310,321	—	107,108		105,733	(10)	18,510	541,672
	2022	—	—	—		—		—	—
(1)The amounts reported in this column represent the annual discretionary cash bonuses earned by our NEOs for fiscal years 2024, 2023 and 2022 performance except for Mr. Queyrouze whose 2022 amount includes $66,761 prorated annual discretionary bonus, $146,000 signing bonus, and $87,000 moving bonus.
(2)The amounts reported in this column represent the grant date fair value of the award of RSUs computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 using the methodology set forth in Note 15, "Stock Based Compensation" to the Company’s consolidated financial statements included in the Company’s Annual Report. In accordance with SEC rules, the amounts in this column have been revised for 2023 and 2022 to reflect the aggregate grant date fair values of the stock awards granted in the applicable year, even though the value awarded was based on the prior year’s performance and had previously been reported as having been granted in the year of performance.
(3)The amounts reported in this column represent the value of incentive awards earned in 2024, 2023 and 2022, respectively, based on the Company’s performance against pre-established performance goals for each NEO approved by the Compensation Committee.
(4)Includes the items specified in the All Other Compensation table below for 2024.
(5)Mr. Hamilton was hired on September 30, 2024, therefore 2024 is a partial year of expense and there is no compensation to report for 2022 or 2023.
(6)Includes 75,000 PSUs awarded to Mr. Hamilton upon his hiring in 2024 to align his performance with shareholder returns and to retain his services for an extended period. The price of Company common stock at the time of grant was $53.99 per share. The PSUs are eligible to vest on the first day of each month beginning on October 1, 2024 until April 30, 2028 only if certain specified performance conditions are met. 60,000 PSUs are contingent on achieving stock price hurdles, which will be measured for achievement during the 43-month period beginning October 1, 2024 through April 30, 2028. A sustained stock price of at least $75 per share for no less than 60 continuous trading days during the measurement period is required for the vesting of 20,000 shares; a sustained stock price of at least $90 per share for no less than 60 continuous trading days during the measurement period is required for the vesting of up to 40,000 shares; and a sustained stock price of at least $105 per share for no less than 60 continuous trading

EXECUTIVE COMPENSATION
days during the measurement period is required for the vesting of the remainder, up to 60,000 shares. An additional 15,000 shares are eligible to vest on April 30, 2028, contingent on relative return on average equity compared to a comparator group, with the Company’s performance needing to be at least in the 80th percentile, or top 20%, of the group over the four-year period. We believe the achievement of these performance conditions will benefit shareholders of the Company by incentivizing increased shareholder value through higher stock prices and increased earnings. RSAs granted to Mr. Hamilton for service as a non-employee director before becoming employed by the Company are not reported in the Summary Compensation Table and are reported in the Director Compensation Table.
(7)Mr. Queyrouze was hired on June 1, 2022; therefore 2022 is a partial year of expense.
(8)Includes 53,000 PSUs awarded to Mr. Queyrouze upon his hiring in 2022 to align his performance with shareholder returns and to retain his services for an extended period. The price of Company common stock at the time of grant was $38.51 per share. The PSUs cliff vest after six years of continuous service only if certain specified performance conditions are met. 33,000 PSUs are contingent on achieving stock price hurdles, which will be measured for achievement during the 24 months preceding the sixth anniversary of the grants (years five and six). A sustained stock price of at least $68.51 per share for no less than 60 continuous trading days during the measurement period is required for the vesting of 10,000 shares; a sustained stock price of at least $83.51 per share for no less than 60 continuous trading days during the measurement period is required for the vesting of 20,000 shares; and a sustained stock price of at least $98.51 per share for no less than 60 continuous trading days during the measurement period is required for the vesting of the remainder, up to 33,000 shares. The vesting of an additional 20,000 shares is contingent on relative return on average equity compared to a comparator group, with the Company’s performance needing to be at least in the 90th percentile, or top 10%, of the group over the six-year period. We believe the achievement of these performance conditions will benefit the shareholders of the Company by incentivizing increased shareholder value through higher stock prices and increased earnings.
(9)Mr. Stines qualified as an NEO for the first time in 2023, therefore there is no compensation to report for 2022.
(10)Amounts were reduced for the amounts recovered pursuant to the compensation recovery policy required by the listing standards adopted pursuant to 17 CFR 240.10D-1 as follows: Mr. Sprink $1,508; Mr. Queyrouze $797; Mr. Edwards $244; Mr. Stines $159.

All Other Compensation Table

Name	Matching Contribution to 401(k) Plan ($)	Life Insurance Premiums ($)	Perquisites and Other Benefits ($) (a)	Total ($)
Eric M. Sprink	$15,250	$5,565	$38,891	$59,706
Brian T. Hamilton	2,516	113	4,934	7,563
Curt T. Queyrouze	14,601	1,980	20,906	37,488
Joel G. Edwards	15,250	1,980	9,866	27,096
Andrew G. Stines	15,250	690	2,820	18,760
(a)The amounts reported in this column include the following for 2024: Mr. Sprink: Includes car allowance/lease $13,200; country club dues $8,230; medical/dental/vision premiums $7,106; travel expenses for spouse while accompanying Mr. Sprink on Company business $7,655; mobile technology reimbursement $1,500; HSA contribution $1,200. Mr. Queyrouze: Includes car allowance/lease $10,200; medical/dental/vision premiums $7,106; mobile technology reimbursement $2,400; HSA contribution $1,200. Mr. Edwards: Includes medical/dental/vision premiums of $7,166; mobile technology reimbursement of $1,500; HSA contribution $1,200. Mr. Hamilton: Includes car allowance/lease $2,550; medical/dental/vision premiums of $1,784; mobile technology reimbursement of $600. Mr. Stines: Includes mobile technology reimbursement of $1,500; payment for waiver of medical/dental/vision premiums of $1,320.

EXECUTIVE COMPENSATION
Grants of Plan Based Awards in 2024
The following table provides supplemental information relating to all grants of plan-based equity and non-equity awards made during 2024 to help explain information provided above in the Summary Compensation Table.

		Estimated Future Payouts Under Equity Incentive Plan Awards (# of shares)
Name	Grant Date	Threshold (#)(3)	Target (#)	Maximum (#)	All other Stock Awards: Number of shares of Stock or Units (#)		Grant Date Fair Value of Stock Awards(1)
Eric M. Sprink	2/5/2024	—	—	—	13,376	(2)	$508,823
Brian T. Hamilton(3)	9/30/2024	20,000	40,000	60,000	—		1,079,800	(4)
Brian T. Hamilton(5)	9/30/2024	—	15,000	—	—		809,850
Brian T. Hamilton	9/30/2024	—	—	—	25,000	(6)	1,349,750
Curt T. Queyrouze	2/5/2024	—	—	—	7,068	(2)	268,867
Joel G. Edwards	2/5/2024	—	—	—	4,270	(2)	162,431
Andrew G. Stines	2/5/2024	—	—	—	2,784	(2)	105,903
(1)The amounts reported in this column represent the grant date fair value of the award of RSUs and PSUs computed in accordance with the FASB ASC Topic 718 using the methodology set forth in Note 15, “Stock Based Compensation” to the Company’s consolidated financial statements included in the Company’s Annual Report.
(2)Represents RSUs granted in 2024 for service/performance in 2023 and are included in the total compensation table for 2024. The RSUs vest over a four-year period from the grant date, with approximately one-fourth of the RSUs under the grant vesting on each of the first four anniversaries of the grant date.
(3)Includes 60,000 PSUs awarded to Mr. Hamilton upon his hiring in 2024 to align his performance with shareholder returns and to retain his services for an extended period. The price of Company common stock at the time of grant was $53.99 per share. The PSUs are eligible to vest on the first day of each month beginning on October 1, 2024 until April 30, 2028 only if certain specified performance conditions are met. 60,000 PSUs are contingent on achieving stock price hurdles, which will be measured for achievement during the 43-month period beginning October 1, 2024 through April 30, 2028. A sustained stock price of at least $75 per share for no less than 60 continuous trading days during the measurement period is required for the vesting of 20,000 shares; a sustained stock price of at least $90 per share for no less than 60 continuous trading days during the measurement period is required for the vesting of up to 40,000 shares; and a sustained stock price of at least $105 per share for no less than 60 continuous trading days during the measurement period is required for the vesting of the remainder, up to 60,000 shares.
(4)Represents the award payout if minimum performance targets are achieved.
(5)Represents 15,000 PSUs awarded to Mr. Hamilton upon his hiring in 2024 to align his performance with shareholder returns and to retain his services for an extended period. The price of Company common stock at the time of grant was $53.99 per share. The PSUs are eligible to vest on April 30, 2028, contingent on relative return on average equity compared to a comparator group, with the Company’s performance needing to be at least in the 80th percentile, or top 20%, of the group over the four-year period. We believe the achievement of these performance conditions will benefit shareholders of the Company by incentivizing increased shareholder value through higher stock prices and increased earnings.
(6)Represents RSUs granted in 2024 upon his hiring. These RSUs vest over a 43-month period, with 16.28% vesting on April 30, 2025, and 2.3256% vesting each month thereafter.

EXECUTIVE COMPENSATION
Outstanding Equity Awards at 2024 Fiscal Year End
The following table provides information regarding outstanding stock option awards held by our NEOs as of December 31, 2024.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date
Eric M. Sprink	07/01/15	0	(1)	1,880	7.20	07/01/25
	02/24/16	0	(1)	3,763	6.25	02/24/26
	01/26/17	0	(1)	10,148	6.50	01/26/27
	01/22/18	0	(1)	11,419	7.10	01/22/28
	01/22/19	0	(1)	13,369	14.91	01/22/29
Brian T. Hamilton	—
Curt T. Queyrouze	—
Joel G. Edwards	07/01/15	1,200	(1)	600	7.20	07/01/25
	02/24/16	600	(1)	1,200	6.25	02/24/26
	01/26/17	4,200	(1)	4,200	6.50	01/26/27
	01/22/18	3,600	(1)	2,400	7.10	01/22/28
	01/22/19	5,000	(1)	5,000	14.91	01/22/29
Andrew G. Stines	—
(1)These option awards vest over a ten-year period from the grant date, with one-tenth of the options under the grant becoming exercisable on each of the first nine anniversaries of the grant date and the final one-tenth of the options under the grant becoming exercisable 90 days prior to the tenth anniversary of the grant date.

EXECUTIVE COMPENSATION
The following table provides information regarding outstanding restricted stock, RSUs and PSUs held by our NEOs as of December 31, 2024.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have not Vested (#)		Market Value of Shares or Units of Stock That Have not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Eric M. Sprink	2/3/2020	11,182	(2)	$949,464	—		$—
	1/25/2021	6,032	(3)	512,177	—		—
	10/4/2021	—		—	100,000	(4)	8,491,000
	1/25/2022	7,114	(5)	604,050	—		—
	1/25/2023	12,549	(5)	1,065,536	—		—
	2/5/2024	13,376	(5)	1,135,756	—		—
Brian T. Hamilton	5/30/2024	2,034	(6)	172,707	—		—
	9/30/2024	25,000	(7)	2,122,750	20,000	(8)	1,698,200
	9/30/2024				15,000	(9)	1,273,650
Curt T. Queyrouze	6/1/2022	2,334	(10)	198,180	—		—
	6/1/2022	—		—	53,000	(11)	4,500,230
	1/25/2023	4,080	(5)	346,433	—		—
	2/5/2024	7,068	(5)	600,144	—		—
Joel G. Edwards	2/3/2020	2,689	(2)	228,323	—		—
	1/25/2021	2,471	(3)	209,813	—		—
	1/25/2022	1,601	(5)	135,941	—		—
	1/25/2023	3,085	(5)	261,947	—		—
	2/5/2024	4,270	(5)	362,566	—		—
Andrew G. Stines	2/3/2020	2,000	(12)	169,820	—		—
	1/25/2021	1,516	(3)	128,724	—		—
	1/25/2022	1,089	(5)	92,467	—		—
	1/25/2023	1,861	(5)	158,018	—		—
	2/5/2024	2,784	(5)	236,389	—		—
(1)The amounts in this column are based on the closing stock price of $84.91 of the Company's common stock on December 31, 2024.
(2)These RSUs vest over a ten-year period from the grant date, with approximately one-tenth of the RSUs under the grant vesting on each of the first ten anniversaries of the grant date.
(3)These RSUs vest over a five-year period from the grant date, with approximately one-fifth of the RSUs under the grant vesting on each of the first five anniversaries of the grant date.
(4)These PSUs are eligible to vest on October 4, 2027, the quantity of which is dependent upon achievement of specified performance goals. Each PSU represents the right to receive one share of common stock upon vesting.
(5)These RSUs vest over a four-year period from the grant date, with approximately one-fourth of the RSUs under the grant vesting on each of the first four anniversaries of the grant date.
(6)These RSAs vest one day prior to the 2025 Annual Shareholders’ meeting and were granted for service as a non-employee director before becoming employed by the Company.
(7)These RSUs vest over a 43-month period, with 16.28% vesting on April 30, 2025, and 2.3256% vesting each month thereafter.
(8)These PSUs are eligible to vest between October 1, 2024 and April 30, 2028, the quantity of which is dependent upon achievement of specified performance goals. Each PSU represents the right to receive one share of common stock upon vesting.

EXECUTIVE COMPENSATION
(9)These PSUs are eligible to vest April 30, 2028, the quantity of which is dependent upon achievement of specified performance goals. Each PSU represents the right to receive one share of common stock upon vesting.
(10)These RSUs vest over a three-year period from the grant date, with approximately one-third of the RSUs under the grant vesting on each of the first three anniversaries of the grant date.
(11)These PSUs are eligible to vest on June 1, 2028, the quantity of which is dependent upon achievement of specified performance goals. Each PSU represents the right to receive one share of common stock upon vesting.
(12)These restricted stock awards vest over an eight-year period from the grant date, with approximately one-eighth of the restricted stock award under the grant vesting on each of the first eight anniversaries of the grant date.
The Company granted 100,000 PSUs to Mr. Sprink in 2021 to further align his performance with shareholder returns and to retain his services for an extended period.  The price of a share at the time of the grant was $31.00.  The PSUs cliff vest after six years of continuous service only if certain specified performance conditions are met.  Fifty percent of the units (50,000 PSUs) are contingent on achieving stock price hurdles, which will be measured for achievement during the 24-months preceding the sixth anniversary of the grants (years five and six).  A sustained stock price of at least $50.00 per share for no less than 60 continuous trading days during the measurement period is required to vest 25,000 shares and a sustained stock price of at least $60.00 per share for no less than 60 continuous trading days during the measurement period is required to vest 50,000 shares.   The vesting of an additional 50,000 shares is contingent on relative return on average equity compared to a comparator group, with the Company’s performance needing to be at least in the 90th percentile, or top 10%, of the group over the six-year period.  We believe the achievement of these performance conditions will benefit shareholders of the Company by incentivizing increased shareholder value through higher stock prices and increased earnings.
The Company granted 53,000 PSUs to Mr. Queyrouze upon his hiring in 2022 to align his performance with shareholder returns and to retain his services for an extended period.  The price of a share at the time of the grant was $38.51.  The PSUs cliff vest after six years of continuous service only if certain specified performance conditions are met. 33,000 PSUs are contingent on achieving stock price hurdles, which will be measured for achievement during the 24-months preceding the sixth anniversary of the grants (years five and six).  A sustained stock price of at least $68.51 per share for no less than 60 continuous trading days during the measurement period is required to vest 10,000 shares; a sustained stock price of at least $83.51 per share for no less than 60 continuous trading days during the measurement period is required to vest up to 20,000 shares and a sustained stock price of at least $98.51 per share for no less than 60 continuous trading days during the measurement period is required to vest the remainder, up to 33,000 shares.   The vesting of an additional 20,000 shares is contingent on relative return on average equity compared to a comparator group, with the Company’s performance needing to be at least in the 90th percentile, or top 10%, of the group over the six-year period.  We believe the achievement of these performance conditions will benefit shareholders of the Company by incentivizing increased shareholder value through higher stock prices and increased earnings.
The Company granted 75,000 PSUs to Mr. Hamilton upon his hiring in 2024 to align his performance with shareholder returns and to retain his services for an extended period.  The price of a share at the time of the grant was $53.99.  The PSUs are eligible to vest on the first day of each month beginning on October 1, 2024 until April 30, 2028 only if certain specified performance conditions are met. 60,000 PSUs are contingent on achieving stock price hurdles, which will be measured for achievement during the 43-month period beginning October 1, 2024 through April 30, 2028.  A sustained stock price of at least $75 per share for no less than 60 continuous trading days during the measurement period is required to vest 20,000 shares; a sustained stock price of at least $90 per share for no less than 60 continuous trading days during the measurement period is required to vest up to 40,000 shares and a sustained stock price of at least $105 per share for no less than 60 continuous trading days during the measurement period is required to vest the remainder, up to 60,000 shares.  An additional 15,000 shares are eligible to vest on April 30, 2028, contingent on relative return on average equity compared to a comparator group, with the Company’s performance needing to be at least in the 80th percentile, or top 20%, of the group over the four-year period.  We believe the achievement of these performance conditions will benefit shareholders of the Company by incentivizing increased shareholder value through higher stock prices and increased earnings.
Option Exercises and Stock Vested for 2024
The following table summarizes the stock awards that vested for, and stock options that were exercised by, NEOs during the fiscal year ended December 31, 2024. The amounts reflected below show the number of shares acquired at the time of exercise or vesting, as applicable. The amounts reported as value realized on vesting are shown on a before-tax basis.

EXECUTIVE COMPENSATION

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Eric M. Sprink	86,135	$3,768,162	12,619	$518,131
Curt T. Queyrouze	—	—	3,692	159,735
Joel G. Edwards	1,200	38,508	3,513	144,415
Brian T. Hamilton (2)	—	—	—	—
Andrew G. Stines	—	—	2,422	99,099
(1) Reflects the closing price of the Company’s common stock on the vesting date multiplied by the number of shares vested.
(2) Mr. Hamilton was hired in 2024 and thus does not have vested stock awards or options.
Potential Payments Upon Termination or Change in Control
The table below sets forth the estimated payments to be made to each NEO in the event of a qualifying change in control as of the last business day of the year ended December 31, 2024. See the section titled “Employment and Change in Control Agreements with Named Executive Officers” for a description of the agreements pursuant to which these payments would be made.

Name	Benefit	Termination Without Cause or Departing for Good Reason	Qualifying Termination in Connection with a Change in Control	Death	Disability
Eric M. Sprink	Severance pay	$2,141,734	$2,933,300	$—	$1,684,000
	Equity award vesting	4,502,043	7,329,199	—	4,502,043
	Health benefits	8,306	24,918	—	16,612
	Total Value	$6,652,083	$10,287,418	$—	$6,202,655
Brian T. Hamilton	Severance pay	$570,000	$957,414	$—	$470,000
	Equity award vesting	740,500	2,122,750	—	740,500
	Health benefits	7,138	14,275	—	7,138
	Total Value	$1,317,638	$3,094,439	$—	$1,217,638
Curt T. Queyrouze	Severance pay	$605,000	$1,158,054	$—	$445,000
	Equity award vesting	463,694	1,144,757	—	463,694
	Health benefits	8,306	16,612	—	8,306
	Total Value	$1,077,000	$2,319,423	$—	$917,000
Joel G. Edwards	Severance pay	$—	$1,118,687	$—	$—
	Equity award vesting	—	2,017,490	—	—
	Health benefits	—	—	—	—
	Total Value	$—	$3,136,177	$—	$—
Andrew G. Stines	Severance pay	$—	$322,992	$—	$—
	Equity award vesting	—	785,418	—	—
	Health benefits	—	—	—	—
	Total Value	$—	$1,108,410	$—	$—

EXECUTIVE COMPENSATION
Pay Ratio Disclosure
Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of the annual total compensation of the principal executive officer to the annual total compensation of its median employee, other than the principal executive officer. The purpose of the pay ratio disclosure is to provide a quantitative measure of the equitability of pay within an organization. The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. We believe our compensation philosophy and process yield an equitable result:

Median employee total annual compensation (other than the CEO)	$105,518
Total annual compensation of Eric M. Sprink, our CEO	$1,868,263
Ratio of CEO to median employee compensation	18:1
The pay ratio above represents the Company’s reasonable estimate. Applicable rules and guidance provide flexibility in how companies identify the median employee and other companies may use different methodologies or make different assumptions. In determining the median employee, a list of all employees as of December 31, 2024 of both the Company and the Bank was prepared, including all full-time, part-time, or temporary employees. As of December 31, 2024, the Company employed 495 persons, all of whom are in the United States. Wages and salaries were then annualized for any full-time and part-time employees that were not employed for the full calendar year. All other cash compensation received by our employees in 2024 (including 401(k) Plan employer contributions, medical/dental/vision premiums paid by the employer and any applicable cash perquisites) was added to the annualized wages and salaries to determine total cash compensation for purposes of this analysis. In order to determine the median employee, we then reviewed the employee list based upon a ranking of the total cash compensation of all employees other than our CEO. Upon identifying our median employee, we then calculated the median employee’s total annual compensation figure by aggregating the value of all wages, cash incentives, equity incentives, 401(k) Plan employer contributions, medical/dental/vision premiums paid by the employer and any applicable perquisites earned or paid in 2024 in the same manner as we calculated the total annual compensation of our CEO for purposes of the Summary Compensation Table.
Employment and Change in Control Agreements with Named Executive Officers
Employment Agreement with Eric M. Sprink
The Company and the Bank entered into a Second Amended and Restated Employment Agreement (the “Employment Agreement”) effective October 4, 2021 with Eric Sprink, the Chief Executive Officer of the Company and the Bank. Mr. Sprink’s Employment Agreement (which has an initial term of five years that extends for successive one-year renewal terms unless either party gives 90-days’ advance notice of non-renewal or the Employment Agreement is otherwise terminated in accordance with its terms) provides that Mr. Sprink will continue to serve as Chief Executive Officer of the Company and the Bank, and as a member of the Board of Directors of the Company (subject to re-election by the Company’s shareholders) and the Board of Directors of the Bank. As consideration for these services, the Employment Agreement provides Mr. Sprink with a minimum annual base salary, effective retroactive to January 1, 2021, of $700,000, subject to annual review by the Compensation Committee of the Board of Directors of the Company, an annual cash performance bonus opportunity, equity incentive opportunities, and certain other employee benefits and perquisites, including a car allowance and reimbursement of country club dues.
The Employment Agreement provides for severance benefits if the Company and the Bank terminate Mr. Sprink’s employment without “cause” or if he resigns for “good reason” (as each of those terms is defined in the Employment Agreement), (a “qualifying termination of employment”). Upon a qualifying termination of employment, Mr. Sprink will be entitled to the following payments and benefits under the Employment Agreement: an amount equal to his accrued but unpaid base salary, unused vacation pay and any other amounts or benefits required to be paid under any plan, program contract or agreement with the Company (the “accrued benefits”), an amount in cash equal to two times his then-current annual base salary in monthly installments (unless termination occurs due to a “change in control”) (as such term is defined in the Employment Agreement), the pro-rata portion of his annual cash performance bonus, and reimbursement for the cost of continuing group health plan coverage for himself and his dependents for up to one year following the date of termination of employment. In addition, Mr. Sprink will fully vest in all outstanding unvested equity awards to the extent that such awards would have vested within two years following the termination date based solely on Mr. Sprink’s continued employment. All outstanding unvested equity awards granted under the Amended and Restated Employment Agreement dated as of June 19, 2018 will fully vest.

EXECUTIVE COMPENSATION
Pursuant to the Employment Agreement, if Mr. Sprink experiences a qualifying termination of employment within two years following a “change in control”, then, in lieu of the payment and benefits otherwise payable to him, Mr. Sprink will be entitled to receive the accrued benefits and a lump sum cash severance payment equal to three times the sum of his then-current base salary and his annual cash bonus for the prior calendar year. In addition, Mr. Sprink will receive a lump-sum payment equal to the cost of 36 months of continuing group health plan coverage for himself and his dependents and will fully vest in all outstanding unvested equity awards, other than as explicitly provided for in such award agreements, that would have vested based solely on Mr. Sprink’s continued employment.
The benefits described above are subject to Mr. Sprink signing a full release of claims within 45 days of the termination but such release will contain exceptions for existing rights of indemnification, director and officer insurance, rights as a shareholder, vested rights, the right to enforce the agreement and any other rights which cannot be waived or released as a matter of law. Mr. Sprink will be subject to a one-year post-termination non-competition covenant and an 18 month post-termination non-solicitation covenant (i) upon termination of Mr. Sprink’s employment without “cause”, for “good reason” or upon a qualifying termination within two years following a “change in control” and payment of the amounts required under the Employment Agreement in each such case or (ii) upon expiration of the Employment Agreement and payment to Mr. Sprink of a salary continuation for 12 months. The Employment Agreement also contains customary confidentiality, non-disparagement and cooperation covenants. The Employment Agreement may be terminated by the Company or Bank immediately for “cause” or upon 30 days prior written notice if without “cause.” Mr. Sprink may terminate the Employment Agreement by delivering 90 days prior written notice if without good reason. In the event of a termination by Mr. Sprink for good reason, Mr. Sprink is required to provide the Company notice of the reason within 60 days following the initial occurrence of the event and may terminate the agreement if the breach is not cured within 30 days of such notice.
Mr. Sprink will also be entitled to the accrued benefits and a lump sum cash severance payment equal to two times the sum of his then-current base salary (less any payments under the long-term disability plan during that same period). In addition, Mr. Sprink will receive a lump-sum payment equal to the cost of 24 months of continuing group health plan coverage for himself and his dependents and will fully vest in all outstanding unvested equity awards to the extent that such awards would have vested within two years following the termination date based solely on Mr. Sprink’s continued employment in the event his employment terminates due to his Disability (as defined in the Employment Agreement).
Employment Agreement with Brian T. Hamilton
The Company and the Bank entered into an Employment Agreement (the “Hamilton Employment Agreement”) effective September 30, 2024 with Brian T. Hamilton the President of CCBX . Mr. Hamilton’s Employment Agreement (which has an initial term of four years that extends for successive one-year renewal terms unless either party gives 90-days’ advance notice of non-renewal or the Hamilton Employment Agreement is otherwise terminated in accordance with its terms) provides that Mr. Hamilton will serve as President of CCBX. As consideration for these services, the Hamilton Employment Agreement provides Mr. Hamilton with a minimum annual base salary of $470,000, subject to annual review by the Compensation Committee of the Board of Directors of the Company, an annual cash performance bonus opportunity, equity incentive opportunities, and certain other employee benefits and perquisites, including a housing, car and technology allowance.
The Hamilton Employment Agreement provides for severance benefits if there is a “qualifying termination of employment”. Upon a qualifying termination of employment, Mr. Hamilton will be entitled to the following payments and benefits under the Hamilton Employment Agreement: an amount equal to his accrued but unpaid base salary, unused vacation pay and any other amounts or benefits required to be paid under any plan, program contract or agreement with the Company (the “accrued benefits”), an amount in cash equal to one times his then-current annual base salary in monthly installments (unless termination occurs due to a “change in control”) (as such term is defined in the Hamilton Employment Agreement), the pro-rata portion of his annual cash performance bonus, and reimbursement for the cost of continuing group health plan coverage for himself and his dependents for up to one year following the date of termination of employment. In addition, Mr. Hamilton will fully vest in all outstanding unvested equity awards to the extent that such awards would have vested within one year following the termination date based solely on Mr. Hamilton’s continued employment.
Pursuant to the Hamilton Employment Agreement, if Mr. Hamilton experiences a qualifying termination of employment within one year following a “change in control”, then, in lieu of the payment and benefits otherwise payable to him, Mr. Hamilton will be entitled to receive the accrued benefits and a lump sum cash severance payment equal to two times the sum of his then-current base salary and his annual cash bonus for the prior calendar year. In addition,

EXECUTIVE COMPENSATION
Mr.Hamilton will receive a lump-sum payment equal to the cost of 24 months of continuing group health plan coverage for himself and his dependents and will fully vest in all outstanding unvested equity awards, other than as explicitly provided for in such award agreements, that would have vested based solely on Mr. Hamilton’s continued employment.
The benefits described above are subject to Mr. Hamilton signing a full release of claims within 45 days of the termination but such release will contain exceptions for existing rights of indemnification, director and officer insurance, rights as a shareholder, vested rights, the right to enforce the agreement and any other rights which cannot be waived or released as a matter of law. Mr. Hamilton will be subject to a one-year post-termination non-competition covenant and an 12 month post-termination non-solicitation covenant (i) upon termination of Mr. Hamilton’s employment without “cause,” for “good reason” or upon a qualifying termination within one year following a “change in control” and payment of the amounts required under the Hamilton Employment Agreement in each such case or (ii) upon expiration of the Hamilton Employment Agreement and payment to Mr. Hamilton of a salary continuation for 12 months. The Hamilton Employment Agreement also contains customary confidentiality, non-disparagement and cooperation covenants. The Hamilton Employment Agreement may be terminated by the Company or Bank immediately for “cause” or upon 30 days prior written notice if without “cause.” Mr. Hamilton may terminated the Hamilton Employment Agreement by delivering 90 days prior written notice if without good reason. In the event of a termination by Mr. Hamilton for good reason, Mr. Hamilton is required to provide the Company notice of the reason within 60 days following the initial occurrence of the event and may terminate the agreement if the breach is not cured within 30 days of such notice.
Mr. Hamilton will also be entitled to the accrued benefits and a lump sum cash severance payment equal to one time the sum of his then-current base salary (less any payments under the long-term disability plan during that same period). In addition, Mr. Hamilton will receive a lump-sum payment equal to the cost of 12 months of continuing group health plan coverage for himself and his dependents and will fully vest in all outstanding unvested equity awards to the extent that such awards would have vested within one year following the termination date based solely on Mr. Hamilton’s continued employment in the event his employment terminates due to his Disability (as defined in the Employment Agreement).
Employment Agreement with Curt T. Queyrouze
The Company and the Bank entered into an Employment Agreement (the “Queyrouze Employment Agreement”) effective May 18, 2022 with Curt T. Queyrouze the President of the Community Bank. Mr. Queyrouze’s Employment Agreement (which has an initial term of six years that extends for successive one-year renewal terms unless either party gives 90-days’ advance notice of non-renewal or the Queyrouze Employment Agreement is otherwise terminated in accordance with its terms) provides that Mr. Queyrouze will serve as President of the Community Bank. As consideration for these services, the Queyrouze Employment Agreement provides Mr. Queyrouze with a minimum annual base salary of $400,000, subject to annual review by the Compensation Committee of the Board of Directors of the Company, an annual cash performance bonus opportunity, equity incentive opportunities, and certain other employee benefits and perquisites, including a car and technology allowance.
The Queyrouze Employment Agreement provides for severance benefits if there is a “qualifying termination of employment”. Upon a qualifying termination of employment, Mr. Queyrouze will be entitled to the following payments and benefits under the Queyrouze Employment Agreement: an amount equal to his accrued but unpaid base salary, unused vacation pay and any other amounts or benefits required to be paid under any plan, program contract or agreement with the Company (the “accrued benefits”), an amount in cash equal to one times his then-current annual base salary in monthly installments (unless termination occurs due to a “change in control”) (as such term is defined in the Queyrouze Employment Agreement), the pro-rata portion of his annual cash performance bonus, and reimbursement for the cost of continuing group health plan coverage for himself and his dependents for up to one year following the date of termination of employment. In addition, Mr. Queyrouze will fully vest in all outstanding unvested equity awards to the extent that such awards would have vested within one year following the termination date based solely on Mr. Queyrouze’s continued employment.
Pursuant to the Queyrouze Employment Agreement, if Mr. Queyrouze experiences a qualifying termination of employment within one year following a “change in control”, then, in lieu of the payment and benefits otherwise payable to him, Mr. Queyrouze will be entitled to receive the accrued benefits and a lump sum cash severance payment equal to two times the sum of his then-current base salary and his annual cash bonus for the prior calendar year. In addition, Mr.Queyrouze will receive a lump-sum payment equal to the cost of 24 months of continuing group health plan coverage for himself and his dependents and will fully vest in all outstanding unvested equity awards, other than as explicitly provided for in such award agreements, that would have vested based solely on Mr. Queyrouze’s continued employment.

EXECUTIVE COMPENSATION
The benefits described above are subject to Mr. Queyrouze signing a full release of claims within 45 days of the termination but such release will contain exceptions for existing rights of indemnification, director and officer insurance, rights as a shareholder, vested rights, the right to enforce the agreement and any other rights which cannot be waived or released as a matter of law. Mr. Queyrouze will be subject to a one-year post-termination non-competition covenant and an 18 month post-termination non-solicitation covenant (i) upon termination of Mr. Queyrouze’s employment without “cause,” for “good reason” or upon a qualifying termination within one year following a “change in control” and payment of the amounts required under the Queyrouze Employment Agreement in each such case or (ii) upon expiration of the Queyrouze Employment Agreement and payment to Mr. Queyrouze of a salary continuation for 12 months. The Queyrouze Employment Agreement also contains customary confidentiality, non-disparagement and cooperation covenants. The Queyrouze Employment Agreement may be terminated by the Company or Bank immediately for “cause” or upon 30 days prior written notice if without “cause.” Mr. Queyrouze may terminated the Queyrouze Employment Agreement by delivering 90 days prior written notice if without good reason. In the event of a termination by Mr. Queyrouze for good reason, Mr. Queyrouze is required to provide the Company notice of the reason within 60 days following the initial occurrence of the event and may terminate the agreement if the breach is not cured within 30 days of such notice.
Mr. Queyrouze will also be entitled to the accrued benefits and a lump sum cash severance payment equal to one time the sum of his then-current base salary (less any payments under the long-term disability plan during that same period). In addition, Mr. Queyrouze will receive a lump-sum payment equal to the cost of 12 months of continuing group health plan coverage for himself and his dependents and will fully vest in all outstanding unvested equity awards to the extent that such awards would have vested within one year following the termination date based solely on Mr. Queyrouze’s continued employment in the event his employment terminates due to his Disability (as defined in the Employment Agreement).
Change in Control Agreement with Joel G. Edwards
The Company and the Bank entered into an amended and restated change in control severance agreement (the “Amended Severance Agreement”) with Mr. Edwards effective June 19, 2018. His Amended Severance Agreement provides that if there is a qualifying termination of employment during the period that begins 90 days prior to a “change in control”, as applicable, and ends 24 months following such “change in control”, then he will be entitled to receive a cash severance payment equal to two times the sum of his then-current base salary, his cash bonus for the calendar year prior to which the “change in control” occurs and the value of any equity incentive awards made in the calendar year prior to which the “change in control” occurs. In addition, if Mr. Edwards experiences a qualifying termination of employment within 24 months of a change of control, he will fully vest in all unvested stock options or other equity incentive compensation awards previously granted to him that would have vested based solely on his continued employment.
Change in Control Agreement with Andrew G. Stines
The Company and the Bank entered into change in control severance agreement (the “Stines Severance Agreement”) with Mr. Stines effective June 30, 2020. The Stines Severance Agreement provides that if there is a qualifying termination of employment, prior to such termination or within 90 days thereafter the Company and/or the Bank enters or entered into an agreement for a “change in control”, as applicable, and ends 24 months following such “change in control”, then he will be entitled to receive a cash severance payment equal to one times the sum of his then-current base salary, his cash bonus for the calendar year prior to which the “change in control” occurs. In addition, if Mr. Stines experiences a qualifying termination of employment within 24 months of a change of control, he will fully vest in all unvested stock options or other equity incentive compensation awards previously granted to him that would have vested based solely on his continued employment.
2018 Omnibus Incentive Plan
The 2018 Plan, which was approved by shareholders in April 2018, and amended and approved by shareholders in May 2021, is designed to motivate and reward those employees and other individuals who are expected to perform at the highest level and contribute significantly to our success, thereby furthering our best interests and those of our shareholders. The 2018 Plan will expire on April 30, 2028, the tenth anniversary of shareholder approval. The 2018 Plan will expire sooner if, prior to the end of the term, the maximum number of shares available for issuance under the 2018 Plan has been issued or our Board of Directors terminates the 2018 Plan.
Subject to adjustment (as set forth in the 2018 Plan), 1.1 million shares of our common stock were reserved for awards under the 2018 Plan and, at December 31, 2024, a total of 196,447 shares of our common stock remained available

EXECUTIVE COMPENSATION
for new awards under the 2018 Plan. Shares granted under the 2018 Plan that are subject to an outstanding award that is forfeited, expires, terminates, otherwise lapses or is settled for cash, in whole or in part, without the delivery of the shares will again be available for issuance under the 2018 Plan. However, shares tendered or withheld in payment of an exercise price or in respect of taxes related to awards will not become available for issuance under the 2018 Plan.
For additional information regarding the proposed Second Amendment to the 2018 Plan, which is being presented at our 2025 annual meeting for shareholder approval, please see the discussion above under “Item 3. Approve the Second Amendment to the Coastal Financial Corporation 2018 Omnibus Incentive Plan, Including an Increase in the Number of Authorized Shares Under the 2018 Plan.”

DIRECTOR COMPENSATION
DIRECTOR COMPENSATION
The Board of Directors determines the compensation of our non-employee directors in conjunction with recommendations made by the Compensation Committee. We use a combination of cash and share-based compensation to attract and retain qualified candidates to serve on the Board of Directors. Eric M. Sprink did not receive fees or other compensation for his service as a director of the Company or the Bank during the fiscal year ended December 31, 2024 and is not included in the director compensation table below. Non-employee director compensation in the form of cash paid and stock awards granted to Brian T. Hamilton prior to him becoming an employee is included below. No further non-employee director compensation will be paid to Mr. Hamilton. All compensation paid to Mr. Sprink and Mr. Hamilton as employees of the Company is included in the Summary Compensation Table.
Our non-employee directors received compensation for service and attendance as follows during the year ended December 31, 2024:
•The Chair of the Board of Directors received annual cash compensation of approximately $63,000;
•Other directors received annual cash compensation of approximately $43,000; and
•Committee chairs received additional cash compensation of $5,000 per committee chaired
In addition to the cash compensation outlined above, non-employee directors, excluding the Chair of the Board of Directors, also received approximately $60,000 in restricted stock. The Chair of the Audit Committee receives an additional approximately $15,000 in restricted stock; Chairs of the Compensation and Non-Financial Risk Committees receive an additional approximately $12,500 in restricted stock; all other Committee Chairs will receive an additional approximately $10,000 in restricted stock; and the Chair of the Board of Directors receives approximately $90,000 in restricted stock. Restricted stock awards are granted in May of each year and vest one day prior to the next annual meeting date. Partial shares are not issued, therefore shares are rounded up to the nearest whole number.
The following table sets forth information regarding compensation paid for the year ended December 31, 2024 to our non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Christopher D. Adams	$62,917	$90,027	$152,944
Sadhana Akella-Mishra	47,917	72,519	120,436
Rilla R. Delorier	42,917	60,033	102,949
Brian T. Hamilton	34,167	88,804	122,971
Steven D. Hovde	47,917	70,031	117,947
Stephan Klee	47,917	72,519	120,436
Thomas D. Lane	52,917	80,029	132,945
Michael R. Patterson	47,917	75,008	122,925
Gregory A. Tisdel	42,917	60,033	102,949
Pamela R. Unger	42,917	60,033	102,949
(1)Amounts represent the aggregate grant date fair value of restricted stock awards granted during the respective fiscal year calculated in accordance with FASB ASC Topic 718. See Note 15, “Stock-Based Compensation,” to the Company's consolidated financial statements included in the Annual Report for a discussion of the assumptions we made in determining the grant date fair value of our equity awards. Restricted stock awards vest 100% one day prior to the Company's next Annual Meeting of Shareholders. As of December 31, 2024, each non-employee director held unvested shares of restricted stock as follows: Mr. Adams, 2,062 shares; Ms. Akella-Mishra, 1,661 shares; Ms. Delorier, 1,375 shares; Mr. Hamilton, 2,034 shares; Mr. Hovde, 1,604 shares; Mr. Klee, 1,661 shares; Mr. Lane, 1,833 shares; Mr. Patterson, 1,718 shares; Mr. Tisdel, 1,375 shares; Ms. Unger 1,375 shares.

PAY VERSUS PERFORMANCE
Pay Versus Performance
The information below describes the relationship between compensation actually paid to our CEO and other NEOs, and certain measures of financial performance, for the three years ended December 31, 2024, in accordance with Item 402(v) of Regulation S-K. Compensation actually paid, as determined under SEC requirements, does not necessarily reflect the actual amount of compensation earned by or paid to our Named Executive Officers during a covered year. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, refer to the Compensation Discussion and Analysis.

					Value of Initial Fixed $100 Investment Based on December 31, 2020
Year	Summary Compensation Table Total for CEO (1)(5)	Compensation Actually Paid to CEO (1)(2)	Average Summary Compensation Table Total for non-CEO Named Executive Officers (3)(5)	Average Compensation Actually Paid to non-CEO Named Executive Officers (3)	Total Shareholder Return	Peer Group Total Shareholder Return(4)	Net Income (dollars in thousands)	Return on Average Assets
2024	$1,868,263	$9,612,332	$1,546,723	$3,698,933	$404.33	$134.22	$45,219	1.15%
2023	$2,003,785	$1,515,616	$700,546	$612,939	$211.48	$123.48	$44,579	1.28%
2022	$1,980,542	$1,454,819	$1,670,303	$2,092,317	$226.29	$106.40	$40,625	1.38%
2021	$4,514,200	$10,882,059	$647,199	$1,529,305	$241.05	$126.82	$27,005	1.24%
(1)Eric M. Sprink served as our CEO in each of the years 2021, 2022, 2023 and 2024.
(2)The dollar amounts reported represent “Compensation Actually Paid”, as calculated in accordance with SEC rules for the CEO and the average for Non-CEO NEOs for each reported year. These dollar amounts do not reflect actual amounts of compensation paid during the covered year, but reflect adjustments for (i) the year-end fair values of unvested equity awards granted in the current year, (ii) the year-over-year difference of year-end fair values for unvested awards granted in prior years, (iii) the fair values at vest date for awards granted and vested in the current year and (iv) the difference between prior year-end fair values and vest date fair values for awards granted in prior years. A reconciliation for the compensation actually paid is provided below.
(3)Our non-CEO NEOs in each of the years 2021, 2022, 2023 and 2024 are as follows:
•2024: Brian T. Hamilton, Curt T. Queyrouze, Joel G. Edwards and Andrew G. Stines.
•2023: Curt T. Queyrouze, Joel G. Edwards, Russell A. Keithley and Andrew G. Stines.
•2022: Curt T. Queyrouze and Joel G. Edwards.
•2021: John J. Dickson and Joel G. Edwards.
(4) Peer group is S&P 600 Small Cap which is the index included in the Performance Graph in the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2024.
(5) Amounts for 2023 were reduced for the amounts recovered pursuant to the compensation recovery policy required by the listing standards adopted pursuant to 17 CFR 240.10D-1 as follows: Mr. Sprink $1,508; Mr. Queyrouze $797; Mr. Edwards $244; Mr. Stines $159.
The following table reconciles the Summary Compensation Table compensation to the Compensation Actually Paid disclosed in the above table for the periods indicated:

		2024
		CEO	Non CEO NEOs
Summary Compensation Table Total Compensation		$1,868,263	$1,546,723
-	Grant date fair value of stock awards granted in fiscal year	(508,823)	(1,131,639)
+	Fair value at fiscal year-end of outstanding and unvested awards granted in fiscal year	1,135,756	2,422,525
+/-	Change in fair value of outstanding and unvested stock awards granted in prior fiscal years	7,186,968	878,101
+/-	Change in fair value as of vesting date of stock awards granted in prior fiscal years for which applicable vesting conditions were satisfied during the fiscal year	(69,832)	(16,777)
Compensation Actually Paid		$9,612,332	$3,698,933

PAY VERSUS PERFORMANCE

		2023
		CEO	Non CEO NEOs
Summary Compensation Table Total Compensation		$2,003,785	$700,546
-	Grant date fair value of stock awards granted in fiscal year	(726,125)	(155,275)
+	Fair value at fiscal year-end of outstanding and unvested awards granted in fiscal year	743,024	162,363
+/-	Change in fair value of outstanding and unvested stock awards granted in prior fiscal years	(412,899)	(73,254)
+/-	Change in fair value as of vesting date of stock awards granted in prior fiscal years for which applicable vesting conditions were satisfied during the fiscal year	(92,168)	(21,441)
Compensation Actually Paid		$1,515,616	$612,939

		2022
		CEO	Non CEO NEOs
Summary Compensation Table Total Compensation		$1,980,542	$1,670,303
-	Grant date fair value of stock awards granted in fiscal year	(700,018)	(1,018,414)
+	Fair value at fiscal year-end of outstanding and unvested awards granted in fiscal year	676,115	1,501,680
+/-	Change in fair value of outstanding and unvested stock awards granted in prior fiscal years	(287,971)	(42,047)
+/-	Change in fair value as of vesting date of stock awards granted in prior fiscal years for which applicable vesting conditions were satisfied during the fiscal year	(213,849)	(19,205)
Compensation Actually Paid		$1,454,819	$2,092,317

		2021
		CEO	Non CEO NEOs
Summary Compensation Table Total Compensation		$4,514,200	$647,199
-	Grant date fair value of stock awards granted in fiscal year	(3,073,802)	$(107,007)
+	Fair value at fiscal year-end of outstanding and unvested awards granted in fiscal year	5,825,299	259,048
+/-	Change in fair value of outstanding and unvested stock awards granted in prior fiscal years	3,450,049	695,774
+/-	Change in fair value as of vesting date of stock awards granted in prior fiscal years for which applicable vesting conditions were satisfied during the fiscal year	166,314	34,292
Compensation Actually Paid		$10,882,059	$1,529,305
Changes in the Company’s stock price from period to period can have a material impact on the fair value amounts shown in the table above and, as a result, the Compensation Actually Paid from year to year may differ more dramatically. The following chart shows the Company’s stock price as of the dates indicated:

12/31/2024	12/31/2023	12/31/2022	12/31/2021
$84.91	$44.41	$47.52	$50.62
Compensation Actually Paid to our CEO in 2021 was significantly impacted by the grant of 100,000 PSUs to further align his performance and to retain his services. These PSUs cliff vest after 6 years from grant date if certain specified performance conditions are met. Average Compensation Actually Paid to Non-CEO NEOs in 2022 was significantly impacted by the grant of 53,000 PSUs to the President of the Community Bank to further align his

PAY VERSUS PERFORMANCE
performance and to retain his services. These PSUs cliff vest after 6 years from grant date if certain specified performance conditions are met. Similarly, average Compensation Actually Paid to Non-CEO NEOs in 2024 was significantly impacted by the grant of 75,000 PSUs to the President - CCBX to further align his performance and to retain his services. These PSUs are eligible to vest at various quantities beginning October 1, 2024 through April 30, 2028 if certain specified performance conditions are met. More information on these PSUs can be found in the “Executive Compensation” section of this proxy statement.
Tabular List of Financial Performance Measures
In the Company’s assessment, the most important financial performance measures used to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to the Company’s performance were:
•Return on Average Assets
•Core Deposit Growth
•Gross Loan Growth
•Net Charge-offs (for the community bank segment)

The illustrations below provide a graphical description of Compensation Actually Paid (“CAP”) (as calculated in accordance with SEC rules) and the following measures:
•the Company’s and the peer group total shareholder return (assuming an initial fixed investment of $100);
•the Company’s net income; and
•the Company’s selected measure, which is return on average assets.

Total Shareholder Return versus Compensation Actually Paid

Compensation Actually Paid
(in millions)
$10.0
$7.5
$5.0
$2.5
$—
Value of $100 Investment from
December 31, 2020
$400.00
$300.00
$200.00
$100.00
$—
$10.88
$1.53
$1.45
$2.09
$1.52
$9.61
$3.70
$241.05
$226.29
$211.48
$404.33
$126.82
$106.40
$123.48
$134.22
12/31/21
12/31/22
12/31/23
12/23/24
CEO CAP(1)
Average Non-CEO NEO CAP(2)
CCB Total Shareholder Return
S&P 600 Small Cap Total Shareholder Return

PAY VERSUS PERFORMANCE

Net Income versus Compensation Actually Paid
Net Income (in millions)
$50.0
$40.0
$30.0
$20.0
$10.0
$—
$27.01
$40.63
$44.58
$45.22
$10.88
$1.53
$1.45
$2.09
$1.52
$0.61
$9.61
$3.70
12/31/21
12/31/22
12/31/23
12/31/24
CEO CAP
Average Non-CEO NEO CAP
Net Income

Return on Average Assets versus Compensation Actually Paid
Compensation Actually Paid (in millions)
Return on Average Assets
$12.0
$9.0
$6.0
$3.0
$—
1.50%
1.00%
0.50%
—%
$10.88
$1.53
1.24%
$1.45
$2.09
1.38%
$1.52
$0.61
1.28%
$9.61
$3.70
1.15%
12/31/21
12/31/22
12/31/23
12/31/24
CEO CAP
Average Non-CEO NEO CAP
Return on Average Assets

STOCK INFORMATION
STOCK INFORMATION
The following table provides information as of the Record Date about the persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock based on the information filed by that entity with the SEC(1). A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class Outstanding (1)
Steven D. Hovde 1629 Colonial Parkway Inverness, Illinois 60067	1,736,481	(2)	11.57%
T. Rowe Price 101 East Pratt Street Baltimore, MD 21201	1,322,325	(3)	8.81%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	1,069,693	(4)	7.13%
(1)Based on 15,007,465 shares of Company common stock outstanding and entitled to vote as of March 19, 2025.
(2)Includes (i) 1,713,266 shares owned individually by Mr. Hovde, (ii) 21,611 shares owned by a company for which Mr. Hovde has voting and dispositive power and (iii) 1,604 shares of unvested restricted stock for which he has sole voting power.
(3)Based solely on the Schedule 13G filed with the SEC on February 14, 2025  by T. Rowe Price Investment Management, Inc (“T. Rowe Price”). T. Rowe Price reported that it is the beneficial owner of 1,322,325 shares of common stock. T. Rowe Price also reported that it has a sole voting power with respect to 1,313,950 shares of common stock and sole dispositive power of 1,322,325 shares of common stock. The principal business address of T. Rowe Price Investment Management, Inc. (Price Investment Management) and its affiliates is 101 E. Pratt Street, Baltimore, MD 21201.
(4)Based solely on the Schedule 13G/A filed with the SEC on February 5, 2025 by BlackRock, Inc., (“BlackRock”). BlackRock reported that it is the beneficial owner of 1,069,693 shares of common stock. BlackRock also reported that it has a sole voting power with respect to 1,028,499 shares of common stock and sole dispositive power of 1,069,693 shares of common stock. The principal business address of BlackRock, Inc. and its affiliates is 55 East 52nd Street, New York, NY 10055.
The following table provides information as of March 19, 2025 about the shares that may be considered to be beneficially owned by each director or nominee for director of the Company, by the NEOs of the Company listed in the Summary Compensation Table and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares over which he or she has directly or indirectly, sole or shared voting or investment power, and any shares which the person would have the right to acquire beneficial ownership of within 60 days through the exercise of any stock option or other right and are deemed outstanding for the purpose of calculating that person’s percentage ownership.  These shares, however are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

STOCK INFORMATION
Unless otherwise indicated, none of the shares listed are pledged as security and each of the listed individuals has sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned		Percent of Class Outstanding (1)
Directors and Director Nominees:
Christopher D. Adams	26,929	(2)	*
Sadhana Akella-Mishra	5,608	(3)	*
Rilla R. Delorier	4,416	(4)	*
Brian T. Hamilton	6,104	(5)	*
Steven D. Hovde	1,736,481	(6)	11.57%
Thomas D. Lane	137,317	(7)	*
Stephan Klee	6,011	(8)	*
Michael R. Patterson	5,743	(9)	*
Eric M. Sprink	105,540	(10)	*
Gregory A. Tisdel	15,606	(11)	*
Pamela R. Unger	4,087	(12)	*
Named Executive Officers Who Are Not Directors:
Curt T. Queyrouze	8,226	(13)	*
Joel G. Edwards	51,553	(14)	*
Andrew G. Stines	6,571	(15)	*
All directors, nominees and executive officers as a group (14 persons)	2,120,192		14.10%
*Represents less than 1% of the Company’s outstanding shares.
(1)Based on 15,007,465 shares of Company common stock outstanding and entitled to vote as of March 19, 2025.
(2)Includes (i) 24,867 shares owned individually by Mr. Adams and (ii) 2,062 shares of unvested restricted stock.
(3)Includes (i) 3,947 shares owned individually by Ms. Akella-Mishra and (ii) 1,661 shares of unvested restricted stock.
(4)Includes (i) 3,041 shares owned individually by Ms. Delorier and (ii) 1,375 shares of unvested restricted stock.
(5)Includes (i) 2,034 shares of unvested restricted stock owned by Mr. Hamilton individually and (ii) 4,070 shares of RSUs that vest within 60 days after the Record Date. Excludes (i) 75,000 shares of unvested PSUs and (ii) 21,599 shares of unvested RSUs.
(6)Includes (i) 1,713,266 shares owned individually by Mr. Hovde (ii) 21,611 shares owned by a company for which Mr. Hovde has voting and dispositive power and (iii) 1,604 shares of unvested restricted stock. Includes 807,103 shares that are pledged and currently blocked from trading.
(7)Includes (i) 80,794 shares held by Mr. Lane individually and jointly with his spouse, as to which Mr. Lane shares voting and dispositive power, (ii) 54,280 shares held in a blind trust, (iii) 410 shares held by Mr. Lane’s children, and (iv) 1,833 shares of unvested restricted stock.
(8)Includes (i) 4,350 shares owned individually by Mr. Klee and (ii) 1,661 shares of unvested restricted stock.
(9)Includes (i) 4,025 shares owned individually by Mr. Patterson and (ii) 1,718 shares of unvested restricted stock.
(10)Includes (i) 100,579 shares owned by Mr. Sprink individually and jointly with his spouse, as to which Mr. Sprink has or shares voting and dispositive power, (ii) 1,200 shares held by Mr. Sprink's children, as to which Mr. Sprink shares voting and dispositive power, and (iii) 3,761 shares of Company common stock underlying options that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date. Excludes (i) 31,667 shares of Company common stock underlying options that are subject to vesting, (ii) 100,000 shares of unvested PSUs and (iii) 38,508 shares of unvested RSUs.
(11)Includes (i) 14,231 shares owned by Mr. Tisdel individually, (ii) 1,375 shares of unvested restricted stock.
(12)Includes (i) 2,712 shares owned by Ms. Unger individually and (ii) 1,375 shares of unvested restricted stock.
(13)Includes 8,226 shares owned directly by Mr. Queyrouze. Excludes (i) 53,000 shares of unvested PSUs and (ii) 12,831 shares of unvested RSUs.
(14)Includes (i) 33,553 shares owned directly by Mr. Edwards and (ii) 18,000 shares of underlying options that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date. Excludes (i) 11,000 shares of Company common stock underlying options that are subject to vesting and (ii) 10,962 shares of unvested RSUs.
(15)Includes (i) 5,071 shares owned directly by Mr. Stines and (ii) 1,500 shares of unvested restricted stock. Excludes 5,648 shares of unvested RSUs.

STOCK INFORMATION
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.
Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with Section 16(a) filing requirements for transactions in our common stock during the year ended December 31, 2024 except for two late reports on Form 4; one for Eric Sprink for a single transaction for the sale of shares and one for Brian Hamilton for the grant of three equity awards.

OTHER INFORMATION
OTHER INFORMATION RELATED TO DIRECTORS AND EXECUTIVE OFFICERS
Information About Our Executive Officers
The table below provides information about our executive officers. Ages are as of December 31, 2024.

Name	Age	Position
Eric M. Sprink	52	Chief Executive Officer and Director
Brian T. Hamilton	47	President, CCBX and Director
Curt T. Queyrouze	63	President, Community Bank and Corporate Credit
Joel G. Edwards	64	Chief Financial Officer, Corporate Secretary
Andrew G. Stines	54	Chief Risk Officer
The following is a brief discussion of the business and banking background and experience of our executive officers, including their business experience during the last five years.
Eric M. Sprink serves as our Chief Executive Officer. Mr. Sprink joined the Company in late 2006 as President and Chief Operating Officer and became Chief Executive Officer in 2010. Mr. Sprink began his banking career working for Security Pacific Bank while enrolled at Arizona State University. He assumed increasing levels of responsibility in the areas of retail operations, consumer and commercial lending and wealth management with Security Pacific Bank and its successor, Bank of America. He then moved to Centura Bank, where he held management positions in retail operations and corporate finance. After Centura Bank was acquired, he held senior management positions at Washington Trust Bank and Global Credit Union. Mr. Sprink is active in industry trade groups and is a director and past chairman of the Community Bankers of Washington. Mr. Sprink received a bachelor’s degree from Arizona State University and an M.B.A. from the University of North Carolina. Mr. Sprink brings to our board of directors leadership experience, significant experience in many facets of the financial services business, and familiarity with our market area. Mr. Sprink has been a member of our board of directors since 2006.
Brian T. Hamilton serves as President, CCBX. He joined the Company in 2024. Most recently, Mr. Hamilton was co-founder and Chief Executive Officer of ONE (One Finance Inc.), which was acquired by a Walmart-led joint venture in 2022, from January 2019 until August 2023. Prior to co-founding ONE, he was the founder of Azlo, a digital bank for small businesses, and helped to build out the BBVA Open Platform for sponsor banking services. A serial entrepreneur, with deep expertise in domestic and international settlement systems and digital platforms, Mr. Hamilton has held senior leadership roles at Capital One, serving as President of their Merchant Services division from January 2013 until February 2015, Wells Fargo from July 1998 until March 2006 and Verifone from January 2012 until January 2013, in addition to founding and operating multiple companies in the fintech space. Mr. Hamilton is an honors graduate of Oregon State University, with technical certifications from Wells Fargo’s commercial banking school and various industry groups. Mr. Hamilton is a seasoned financial technology executive and business leader, with more than 25 years of experience in the banking, lending, payments and digital product development industries. Mr. Hamilton has been a member of our board of directors since 2024.
Curt T. Queyrouze serves as President, Community Bank and Corporate Credit. He joined the Company in 2022 as President and currently serves as President of the community bank and corporate credit. Mr. Queyrouze was most recently President and Chief Executive Officer of TAB Bank, UT, from 2016 to 2022 and Chief Credit Officer from 2014 to 2016, where he gained experience in managing a community bank and fintech partnerships through BaaS. Prior to TAB Bank, Mr. Queyrouze was Senior Vice President Loss Mitigation Manager for Hancock Whitney Bank, from 2009 to 2012. His career includes a variety of leadership roles at banks ranging from top-ten and regionals to community institutions, and as Chief Operating Officer of a fintech company. He holds a degree in Accounting from Louisiana State University and is active in his community and banking industry organizations. Mr. Queyrouze has a background with expertise in credit, risk management, and financial technology.
Joel G. Edwards has served as Executive Vice President and Chief Financial Officer of the Company since 2012. Mr. Edwards is also the Executive Vice President and Chief Financial Officer of the Bank. Prior to joining the Company and Bank, Mr. Edwards was a Senior Vice President and Administration Officer at AmericanWest Bank. Prior to that experience, he was Executive Vice President and Chief Financial Officer at Viking Bank, Vice President and Chief

OTHER INFORMATION
Financial Officer at Rainier Pacific Bank, and President of the Washington Credit Union Share Guaranty Association. He also was employed in the Farm Credit System for eight years including positions as vice president responsible for administration, budget and policy. Mr. Edwards graduated magna cum laude with a bachelor’s degree in business and concentration in economics from, and completed post-graduate studies in accounting at, Eastern Washington University. He also received an M.B.A. from Eastern Washington University.
Andrew G. Stines has served as the Bank’s Chief Risk Officer since January 2020. From 2013 through 2019, Mr. Stines was an Executive Director with Ernst and Young LLP in its Regulatory Practices Group assisting large financial institutions with their remediation of enforcement actions, compliance program designs and advising on similar regulatory matters. Before joining Ernst and Young, Mr. Stines served as Chief Risk Officer and BSA Officer for Sunwest Bank in California. Mr. Stines has over 20 years of experience working with financial institutions on various legal, regulatory and compliance matters. Mr. Stines holds a BS in Management from the University of Colorado, a Juris Doctor from Seattle University and a Master in Science and Finance from Seattle University.
Policies and Procedures for Approval of Related Persons Transactions
We maintain a Policy and Procedures Governing Related Person Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.
Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:
•the aggregate amount involved will or may be expected to exceed $120,000;
•the Company is, will, or may be expected to be a participant; and
•any related person has or will have a direct or indirect material interest.
The policy excludes certain transactions, including:
•any compensation paid to an executive officer of the Company if the Compensation Committee of the Board of Directors approved (or recommended that the Board of Directors approve) such compensation;
•any compensation paid to a director of the Company if the Board of Directors or an authorized committee of the Board of Directors approved such compensation;
•any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002); and
•any extension of credit with a related person provided in the ordinary course of the Company’s business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans provided to unrelated third parties and which did not involve more than the normal risk of collectability or present other unfavorable features. However, loans on nonaccrual status or that are past due, restructured or potential problem loans are not considered excluded transactions.
Related person transactions will be approved or ratified by the Board of Directors. In determining whether to approve or ratify a related person transaction, the Board of Directors will consider all relevant factors, including:
•whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;
•the size of the transaction and the amount of consideration payable to the related person;

OTHER INFORMATION
•the nature of the interest of the related person;
•whether the transaction may involve a conflict of interest; and
•whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.
A member of the Board of Directors who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the chair of the Board of Directors, participate in some or all of the discussion.
Transactions with Related Persons
The Company or the Bank may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, beneficial owners of 5% or more of our common stock, immediate family members of or other persons sharing a household with these persons and entities in which one of these persons has a direct or indirect material interest. We generally refer to transactions with these related persons in which the amount involved exceeded or will exceed $120,000 as “related party transactions.”
Certain Related Party Transactions
The following is a description of transactions since January 1, 2024, including currently proposed transactions to which we have been or are to be a party in which the amount involved exceeded or will exceed $120,000 and in which a Related Party had or will have a direct or indirect material interest. Each of the transactions described below have been approved according to the policies described above.
Legal Services. The Company engages Adams and Duncan, Inc. P.S. for legal services in which Christopher D. Adams, who is one of the Company’s directors, is a partner. For fiscal year ended December 31, 2024, total payments for legal services were $971,000.
Ordinary Banking Relationships
In the ordinary course of the Company’s business, we have engaged in regular banking transactions with the Company’s directors, executive officers, their immediate family members and companies in which they may have more than 5% beneficial ownership interest, including deposit relationships and loans to such persons and companies. Any such transactions were made on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time as comparable transactions with persons who were not related to us. Any loans that we make to the Company’s officers, directors and principal shareholders, as well as their immediate family members and affiliates, are approved by the Board of Directors in accordance with applicable bank regulatory requirements. No related party loans involve more than the normal credit collection risk and do not present any other unfavorable features to us. As of December 31, 2024, we had $12.6 million of loans outstanding to the Company’s directors and officers, their immediate family members and their affiliates, while deposits from this group totaled $3.9 million. As of December 31, 2024, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with the Company’s directors and officers, as well as their immediate family members and affiliates.
Shareholder Communications
The Company encourages shareholder communications to the Board of Directors and/or individual directors. Shareholders who wish to communicate with the Board of Directors or an individual director should send their communications in writing to the care of Joel G. Edwards, Corporate Secretary, Coastal Financial Corporation, 5415 Evergreen Way, Everett, Washington 98203. Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit Committee. All other communications should be sent to the attention of the Chairperson of the Governance & Nominating Committee.

APPENDIX A: Second Amendment to the 2018 Plan
APPENDIX A: Second Amendment to the 2018 Plan
SECOND AMENDMENT TO THE COASTAL FINANCIAL CORPORATION 2018 OMNIBUS INCENTIVE PLAN
This Second Amendment (this "Amendment") to the Coastal Financial Corporation 2018 Omnibus Incentive Plan (the "Plan") is made and adopted by the Board of Directors (the "Board") of Coastal Financial Corporation (together with its subsidiaries and any and all successor entities, the "Company") effective as of the Effective Date (as defined below). All capitalized terms capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.
WHEREAS, the Company has previously adopted, and the Company's stockholders have previously approved, the Plan;
WHEREAS, pursuant to Section 12(a) of the Plan, the Board has authority to amend the Plan, subject to certain limitations specified therein;
WHEREAS, the Board believes it is in the best interests of the Company and its shareholders to amend the Plan as set forth herein;
WHEREAS, 2,500,000 shares of the Company's common stock were initially reserved under the Plan; following the Company's one-for-five reverse stock split such 2,500,000 shares became 500,000 shares; pursuant to the First Amendment to the Plan, dated as of May 24, 2021, the number of shares available for issuance under the Plan increased by 600,000; and as of March 19, 2025, approximately 158,207 shares remained available for issuance under the Plan; and
WHEREAS, this Amendment shall become effective subject to and upon the approval of this Amendment by the Company's shareholders at the annual meeting of shareholders to be held on May 28, 2025 (the date of such approval, the "Effective Date").
NOW, THEREFORE, BE IT RESOLVED, that subject to the approval of the Company’s shareholders, the Plan is hereby amended as follows, effective as of the Effective Date:
Section 5(a) of the Plan is hereby amended to (i) increase the aggregate number of Shares available for issuance under the Plan by 600,000 and (ii) increase the aggregate number of Shares available for issuance as Incentive Stock Options by 600,000. Such additional Shares shall be subject to all other provisions of the Plan, including Section 5(c).
* * * * *

IN WITNESS WHEREOF, the Company has executed this Second Amendment to the Coastal Financial Corporation 2018 Omnibus Incentive Plan as of [●], 2025.

COASTAL FINANCIAL CORPORATION

Joel G. Edwards
Corporate Secretary

APPENDIX B: Second Amended and Restated Bylaws
APPENDIX B: Second Amended and Restated Bylaws
SECOND AMENDED AND RESTATED BYLAWS
OF
COASTAL FINANCIAL CORPORATION
(Incorporated Under the Laws of Washington)
Section 1
SHAREHOLDERS’ MEETINGS
1.1 Place. Shareholders’ meetings will be held at such place, in or out of the State of Washington, as shall be determined by the Board of Directors and stated in the notice of meeting.
1.2 Annual Meeting. The annual meeting of the shareholders of the corporation for the election of directors to succeed those whose terms then expire and for the transaction of any other business as may properly come before the meeting will be held each year on the date determined by the Board of Directors. Failure to hold an election of directors at the annual meeting of the shareholders, through oversight or otherwise, does not affect the validity of any corporate action, and a meeting of the shareholders may be held at a later date for the election of directors and for the transaction of any other business that may properly come before the meeting. Any election held or other business transacted at a later meeting will be as valid as if done or transacted at the annual meeting of the shareholders. Any later meeting will be called in the same manner as a special meeting of the shareholders, and notice of the time, place, and purpose of the meeting will be given in the same manner as notice of a special meeting of the shareholders.
1.3 Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called at any time by the Chief Executive Officer, President, any member of the Board of Directors, or by holders of not less than one-third (1/3) of all shares of stock of the corporation entitled to vote on any issue proposed to be considered at the meeting. Business transacted at any special meeting shall be confined to the purpose(s) stated in the notice of such meeting.
1.4 Notices of Meetings. Written notice stating the date, time, and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, unless a purpose of the meeting is to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of all or substantially all of the assets of the corporation, or the dissolution of the corporation, in which case notice will be delivered not less than twenty (20) nor more than sixty (60) days before the date of the meeting. Notice of any shareholders’ meeting will be delivered electronically, personally or by mail, by or at the direction of the Chief Executive Officer, President, the Secretary, or the person or persons calling the meeting, to each shareholder of record entitled to vote at the meeting and to others as required by law. If mailed, the notice will be deemed to be delivered when deposited in the United States mail with postage prepaid, addressed to the shareholder at his or her address as it appears in the current records of the corporation.

1.5 Waiver of Notice. Notice of any shareholders’ meeting may be waived by a shareholder, before or after the date and time of the meeting that is the subject of such notice, or in the case of a notice relating to a proposed corporate action without a meeting of shareholders, before or after the corporate action to be approved by executed consent becomes effective. Except as provided by this Section 1.5, the waiver must be delivered by the shareholder entitled to notice to the corporation for inclusion in the minutes or filing with the corporate records, which waiver shall be set forth either (a) in an executed and dated record or (b) if the corporation has designated an address, location, or system to which the waiver may be electronically transmitted and the waiver is electronically transmitted to the designated address, location, or system, in an executed and dated electronically transmitted record. A shareholder’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting unless the shareholder objects at the beginning of the meeting to holding the meeting or transacting business at the meeting. A shareholder waives objection to consideration of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.
1.6 Adjourned Meetings. An adjournment or adjournments of any shareholders’ meeting may be taken until the time and place determined by those present, without new notice being given, whether by reason of the failure of a quorum

APPENDIX B: Second Amended and Restated Bylaws
to attend or otherwise. However, any meeting at which directors are to be elected will be adjourned only from day to day until the directors are elected.
1.7 Quorum of Shareholders. A majority of the votes in a voting group entitled to vote on a matter represented at a shareholders’ meeting in person or by proxy other than solely to object to the meeting or the business to be transacted, having once been in attendance at the meeting, will constitute a quorum for that voting group for action taken during the meeting on that matter. If a quorum is present, action is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the vote of a greater number is required by law, the Articles of Incorporation, or these Bylaws. Shareholders may participate in a meeting of the shareholders by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other during the meeting. Participation by such means will constitute presence in person at a meeting.
1.8 Voting of Shares. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his or her duly authorized attorney-in-fact. No proxy will be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.
1.9 Action Without Meeting. Any action required or permitted to be taken at a meeting of the shareholders of the corporation may be taken without a meeting if a written consent resolution, setting forth the action taken, is signed by all shareholders entitled to vote on the action and is delivered to the corporation. Once delivered, the consent resolution will have the same force and effect as a unanimous vote of the shareholders.
1.10 Conduct of Business.
(a) The chairman of any meeting of shareholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion. The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting.
(b) At any annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 1.10(b). For business to be properly brought before an annual meeting by a shareholder, the business must relate to a proper subject matter for shareholder action and the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder’s notice must be delivered or mailed to and received at the principal executive office of the corporation not less than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business, (iii) the class and number of shares of the corporation’s capital stock that are beneficially owned by such shareholder, (iv) a statement disclosing (A) whether such shareholder is acting with or on behalf of any other person and (B) if applicable, the identity of such person, and (v) any material interest of such shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 1.10(b). The Chairman of the Board or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.10(b) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.
At any special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting in accordance with Section 1.3 of these Bylaws.
(c) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 1.10(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the corporation. To be

APPENDIX B: Second Amended and Restated Bylaws
timely, a shareholder’s notice shall be delivered or mailed to and received at the principal executive office of the corporation not less than ninety (90) days prior to the date of the meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice shall set forth (i) as to each person whom such shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice (A) the name and address, as they appear on the corporation’s books, of such shareholder, (B) the class and number of shares of the corporation’s capital stock that are beneficially owned by such shareholder, and (C) a statement disclosing (1) whether such shareholder or any nominee thereof is acting with or on behalf of any other person and (2) if applicable, the identity of such person.
(d) The various requirements set forth in subsections (b) and (c) of this Section 1.10 shall apply to all shareholder proposals and nominations, without regard to whether such proposals or nominations are required to be included in the corporation’s proxy statement or form of proxy.
Section 2
BOARD OF DIRECTORS
2.1 Number and Qualifications. All corporate powers shall be exercised by, or under the authority of, and the business and affairs of the corporation will be managed by a board of directors, the members of which need not be shareholders of the corporation or residents of the State of Washington. The range in the number of directors will be as set by the Articles of Incorporation with the exact number of directors to be determined by resolution of the Board of Directors from time to time.
2.2 Election - Term of Office. The directors will be elected by the shareholders pursuant to the Articles of Incorporation, to hold office for the terms specified in the Articles of Incorporation.
~~2.3  Mandatory Retirement. No person who is or will be 72 years old or older during his or her proposed term of office may be nominated, elected, re-elected, or appointed to the Board of Directors.~~
2.3 Vacancies. Except as otherwise provided by law, vacancies in the Board of Directors, whether caused by resignation, death, or otherwise, may be filled by the remaining directors, whether constituting a quorum or not, or by the shareholders entitled to vote for the positions vacated. Directors elected to fill vacancies will hold office during the unexpired term of their predecessors and until their successors are elected and qualified.
2.4 Annual Meeting. The annual meeting of the Board of Directors will be held immediately after and at the same place as the shareholders’ annual meeting or any later shareholders’ meeting at which directors are elected.
2.5 Regular Meetings. Regular meetings of the Board of Directors will be held on the dates and at the times and places decided by resolution of the Board of Directors.
2.6 Special Meetings. Special meetings of the Board of Directors may be held at any time and at any place whenever called by the Chairperson, the Chief Executive Officer, the President or any two (2) directors of the corporation.
2.7 Notice of Meetings. Notice of regular meetings of the Board of Directors is not required. Notice of the date, time, and place of special meetings of the Board of Directors must be given, by or at the direction of the Chairperson of the Board, the Chief Executive Officer, the President, the Secretary, or any person or persons calling the meeting, electronically or by mail, facsimile or personal communication over the telephone or otherwise, at least two (2) days prior to the day on which the meeting is to be held. No notice need be given if the time and place of the meeting has been fixed by resolution of the Board of Directors and a copy of the resolution has been mailed to every director at least two (2) days before the meeting.
2.8 Waiver of Notice. Notice of any meeting of the Board of Directors may be waived at any time, either before or after a meeting, if the waiver is in writing, signed by the director entitled to notice, and delivered to the corporation. Notice is waived by any director attending or participating in a meeting unless the director, at the beginning of the meeting or promptly on the director’s arrival, objects to holding the meeting or transacting business at the meeting and does not vote for or assent to any action taken at the meeting.

APPENDIX B: Second Amended and Restated Bylaws
2.9 Quorum of Directors; Attendance. A majority of the number of directors fixed in accordance with the Articles of Incorporation or Bylaws from time to time will constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present will be the act of the Board of Directors. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board or committee by means of a conference telephone or similar communication equipment by which all persons participating in the meeting can hear each other at the meeting. Participation by such means will constitute presence in person at a meeting.
2.10 Dissent by Directors. A director of the corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken will be presumed to have assented to the action unless (a) the director objects at the beginning of the meeting, or promptly on his or her arrival, to holding the meeting or transacting business at the meeting; (b) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment. The right of dissent or abstention is not available to a director who votes in favor of the action taken.
2.11 Action Without Meeting. Any action which may be or is required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of a committee designated by the Board of Directors, may be taken without a meeting if a written consent resolution, setting forth the action taken, is signed by all of the directors or all of the members of the committee, as the case may be, and is delivered to the corporation. The fully signed consent resolution will have the same force and effect as a unanimous vote.
2.12 Removal of Directors. One or more directors may be removed by the shareholders of the corporation in accordance with the provisions of the Articles of Incorporation of the corporation. Any vacancy caused by such removal may be filled by the shareholders at such meeting, and any director elected to fill such vacancy shall serve only for the unexpired term of his predecessor in office.
2.13 Executive Committee. By resolution adopted by a majority of the full Board of Directors, the Board may designate from among its members an Executive Committee of not less than two (2) members, and may designate one of such members as chairperson. Any member of the Board may serve as an alternate member of the Executive Committee in the absence of a regular member or members. The Executive Committee shall have and exercise all of the authority of the Board of Directors during intervals between meetings of the Board except that the Executive Committee shall not have the authority to: (1) authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors; (2) approve or propose to shareholders action required to be approved by shareholders; (3) fill vacancies on the Board of Directors or on any of its committees; (4) amend the Articles of Incorporation of the corporation; (5) adopt, amend, or repeal the Bylaws of the corporation; (6) approve a plan or merger not requiring shareholder approval, or (7) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except as authorized by the Board of Directors within limits specifically prescribed by the Board.
2.14 Other Committees. By resolution adopted by a majority of the full Board of Directors, the Board may designate from among its members such other committees as it may deem necessary, each of which shall consist of not less than two (2) directors and have such powers and duties as may from time to time be prescribed by the Board.
2.15 Rules of Procedure. The majority of the members of any committee may fix its rules of procedure. All actions by any committee shall be reported in written minutes available at any reasonable time to any Board member. Such actions shall be subject to revision, alteration and approval by the Board of Directors; provided, that no rights or acts of third parties who have relied in good faith on the authority granted herein shall be affected by such revision or alteration.
Section 3
OFFICERS
3.1 Officers Enumerated - Election. The officers of the corporation may include a Chief Executive Officer, President, Secretary, and Treasurer and one or more Vice Presidents, as well as any assistants to the officers as the Board of Directors may determine. The Board of Directors, in its discretion, may also elect a Chairperson of the Board from among the members of the Board. All officers will be elected by the Board of Directors at its annual meeting to hold office until their successors are elected and qualified.
3.2 Qualifications. None of the officers of the corporation need be a director, except the Chairperson of the Board.

APPENDIX B: Second Amended and Restated Bylaws
3.3 Chairperson of the Board. The Chairperson of the Board, if any, will preside over all shareholder and director meetings at which he or she is present and will perform such other duties as may from time to time be assigned by the Board of Directors; provided, however, that the Chairperson of the Board will not, solely by reason of his or her office, be considered an executive officer of the corporation or be assigned executive responsibilities or participate in the operational management of the corporation
3.4 Chief Executive Officer. The Chief Executive Officer will oversee the operations of the corporation. Subject to the authority of the Board of Directors, the Chief Executive Officer will have general charge, supervision, and control over the business and affairs of the corporation and will be responsible for its management. If no Chairman of the Board is elected, or in the absence of the Chairman or Vice Chairman, if any, of the Board, the Chief Executive Officer will preside at all meetings of the shareholders, and of the Board of Directors if he or she is a member of the Board. Any shares of stock of another corporation held by the corporation will be voted by the Chief Executive Officer, subject to direction from the Board of Directors. The Chief Executive Officer will perform any other duties assigned to that office from time to time by the Board of Directors.
3.5 President. If no Chief Executive Officer is appointed, the President will act as the chief executive officer of the corporation, will have responsibility for the general management of the business of the corporation, and will perform those duties set forth in Section 3.3 of these Bylaws. If the Chief Executive Officer is absent or disabled, the President will have and may exercise and perform the authority and duties of the Chief Executive Officer. If the Board of Directors has appointed a Chief Executive Officer, the President shall manage the day-to-day operations of the corporation as well as perform any other duties assigned to that office from time to time by the Board of Directors or Chief Executive Officer.
3.6 Vice President. If the Chief Executive Officer and President are absent or disabled, the Vice Presidents, if any, in the order designated by the Board of Directors, will have and may exercise and perform the authority and duties of Chief Executive Officer and the President. In addition, the Vice President will perform any other duties assigned to that office by the Board of Directors, Chief Executive Officer or President from time to time. Each Vice President will have the title, seniority, and duties established for him or her by the Board of Directors.
3.7 Secretary. The Secretary will prepare and keep minutes of meetings of shareholders and directors, will be responsible for authenticating records of the corporation, and will exercise the usual authority pertaining to the office of secretary. The Secretary will keep the stock book of the corporation, a record of certificates representing shares of stock issued by the corporation, and a record of transfers of certificates. The Secretary will keep and, when proper, affix the seal of the corporation, if any, and will perform any other duties assigned to that office by the Board of Directors, Chief Executive Officer or President from time to time.
3.8 Treasurer. The Treasurer will have charge and custody of and be responsible for all funds and securities of the corporation. The Treasurer will deposit all such funds in the name of the corporation in the depositories or invest them in the investments designated or approved by the Board of Directors, and will authorize disbursement of the funds of the corporation in payment of just demands against the corporation or as may be ordered by the Board of Directors on securing proper vouchers. The Treasurer will render to the Board of Directors from time to time, as may be required, an account of all transactions as Treasurer, and will perform any other duties assigned to that office from time to time by the Board of Directors, Chief Executive Officer or President.
3.9 Other Officers and Agents. The Board of Directors may appoint other officers and agents as it deems necessary or expedient. Such other officers and other agents will hold their positions for the periods determined from time to time by the Board of Directors. These other officers and agents will exercise the authority and perform the duties prescribed for them by the Board of Directors, which authority and duties may include, in the case of the other officers, one or more of the duties of the named officers of the corporation.
3.10 Removal of Officers. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served by doing so. Removal will be without prejudice to the contract rights, if any, of the person removed. Election or appointment of an officer or agent will not of itself create contract rights.
3.11 Vacancies. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting.
3.12 Salaries. Salaries of all officers and agents of the corporation appointed by the Board of Directors will be set by the Board of Directors.

APPENDIX B: Second Amended and Restated Bylaws
Section 4
BUSINESS OF THE CORPORATION
4.1 Obligations. The Chief Executive Officer or President (or the Vice President in their absence or disability), will have responsibility for and authority to carry out the normal and regular business affairs of the corporation. Any agreements or other documents requiring Board approval will be valid if approved by the Board and signed by the Chairperson of the Board, the Chief Executive Officer, President, or Vice President and attested by the Secretary or an Assistant Secretary.
4.2 Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. This authority may be general or confined to specific instances.
4.3 Loans to Corporation. No loans will be contracted on behalf of the corporation, and no evidence of indebtedness will be issued in its name, unless authorized by the Board of Directors. This authority may be general or confined to specific instances.
4.4 Checks and Drafts. All checks, drafts, or other orders for the payment of money, notes, or other evidence of indebtedness issued in the name of the corporation will be signed by the officer(s) or agent(s) of the corporation and in the manner prescribed from time to time by the Board of Directors.
Section 5
INDEMNIFICATION
The corporation may provide indemnification consistent with its Articles of Incorporation and applicable state and federal laws.
Section 6
STOCK
6.1 Certificate of Stock. Each shareholder shall be entitled to certificates that represent and certify the shares of stock he or she holds in the corporation. Certificates of stock will be issued in numerical order. Each shareholder will be entitled to a certificate signed, either manually or in facsimile, by the Chief Executive Officer, President or Vice President and the Secretary. The certificate may be sealed with the corporate seal. Every certificate of stock will state:
(a)The name of the corporation and the fact that the corporation is incorporated under the laws of the State of Washington;
(b)The name of the registered holder of the shares represented by the certificate; and
(c)The number and class of the shares and the designation of the series, if any, represented by the certificate.
Notwithstanding anything to the contrary herein, the Board of Directors may provide by resolution that some or all of the shares of any or all classes or series of the corporation’s capital stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.
6.2 Transfer. Shares of stock may be transferred by delivery of the certificate, accompanied by either an assignment in writing on the back of the certificate or a separate written assignment and power of attorney to transfer the same, which in either event is signed by the record holder of the certificate. No transfer will be valid, except as between the parties to the transfer, until the transfer is made on the books of the corporation. Except as otherwise specifically provided in these Bylaws, no shares of stock will be transferred on the books of the corporation until the outstanding certificate or certificates representing the transferred stock have been surrendered to the corporation.
6.3 Shareholders of Record. The corporation will be entitled to treat the holder of record on the books of the corporation of any share or shares of stock as the holder in fact of those shares for all purposes, including the payment of dividends on and the right to vote the stock, unless provided otherwise by the Board of Directors.

APPENDIX B: Second Amended and Restated Bylaws
6.4 Loss or Destruction of Certificates. If any certificate of stock is lost or destroyed, another may be issued in its place on proof of loss or destruction and on the giving of a satisfactory bond of indemnity to the corporation. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.
6.5 Record Date and Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors will make in advance a record date for any such determination of shareholders. The record date in any case will not be more than seventy (70) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring the determination of shareholders is to be taken. If no record date is fixed for these purposes, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted, as the case may be, will be the record date for the determination of shareholders.
6.6 Regulations. The Board of Directors will have the power and authority to make all rules and regulations it deems expedient concerning the issue, transfer, conversion, and registration of certificates for shares of stock of the corporation not inconsistent with these Bylaws, the Articles of Incorporation, or the laws of the United States or the State of Washington.
Section 7
BOOKS AND RECORDS
7.1 Records of Corporate Meetings and Share Register. The corporation will keep at either its principal place of business, its registered office, or another place permitted by law, as the Board of Directors may designate, (a) complete books and records of account and complete minutes or records of all of the proceedings of the Board of Directors, director committees, and shareholders, and (b) a record of shareholders, giving the names of the shareholders in alphabetical order by class of shares and showing their respective addresses and the number and class of shares held by each.
7.2 Reliance on Records. Any person dealing with the corporation may rely on a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors, director committees, or shareholders when certified by the Chief Executive Officer, President, Vice President, or Secretary.
Section 8
CORPORATE SEAL
The corporation may adopt, but will not be required to adopt, a corporate seal. If a seal is adopted, it will consist of a flat-faced circular die producing words, letters, and figures in raised form which will state the name of the corporation, the year of its incorporation, and the words “corporate seal.”
Section 9
AMENDMENTS
9.1 By the Shareholders. These Bylaws may be amended. altered, or repealed at any regular or special meeting of the shareholders in accordance with applicable law if notice of the proposed alteration or amendment is contained in the notice of the meeting.
9.2 By the Board of Directors. The Bylaws may be amended, altered, or repealed by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting of the Board; provided, however, the Board of Directors shall not amend, alter, or repeal any Bylaw in such manner as to affect the ~~qualifications,~~ classifications~~, term of office~~ or compensation of the directors in any way. Any action of the Board of Directors with respect to the amendment, alteration or repeal of these Bylaws is hereby made expressly subject to change or repeal by the shareholders.
Section 10
FISCAL YEAR
The fiscal year of the corporation shall be the calendar year.

APPENDIX B: Second Amended and Restated Bylaws
Section 11
EXCLUSIVE FORUM FOR CERTAIN DISPUTES
Unless the corporation consents in writing to the selection of an alternative forum, a state court located within the State of Washington (or, if no state court located within the State of Washington has jurisdiction, the United States District Court for the Western District of Washington) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s shareholders, (3) any action asserting a claim arising pursuant to any provision of the Washington Business Corporation Act, and (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 11.

PROXY CARD
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS
THE NOTICE AND PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT
https://annualgeneralmeetings.com/ccb2025

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF COASTAL FINANCIAL CORPORATION

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of 2025 Annual Meeting of Shareholders and Proxy Statement dated April [ ], 2025, in connection with the 2025 Annual Meeting of Shareholders of Coastal Financial Corporation (the “Company”) to be held virtually at 6:00 p.m., Pacific Time, on Wednesday, May 28, 2025 (“2025 Annual Meeting of Shareholders”), and hereby appoints Eric Sprink and Christopher Adams as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all shares of the Common Stock of COASTAL FINANCIAL CORPORATION registered in the name provided herein which the undersigned is entitled to vote, at the 2025 Annual Meeting of Shareholders, and at any postponements or adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as indicated on the reverse side hereof on the proposals set forth in said Proxy.

The 2025 Annual Meeting of Shareholders will be held in a virtual only format via live webcast. To attend the virtual 2025 Annual Meeting of Shareholders you must register in advance at https://register.proxypush.com/CCB prior to the registration deadline of Tuesday, May 27, 2025 at 5:00 p.m. Pacific Time.

SEE REVERSE SIDE FOR ALL PROPOSALS. If you wish to vote in accordance with the Company’s Board of Directors’ (the “Board of Directors”) recommendations, just sign in blue or black ink on the reverse side. You need not mark any boxes.

YOUR VOTE IS IMPORTANT - PLEASE VOTE PROMPTLY!

Shareholders of record may vote their proxy in the following ways (beneficial owners should follow voting instructions provided by their broker, bank or other nominee on how to vote their shares):

•Vote Via Internet:
Login to: https://annualgeneralmeetings.com/ccb2025
Enter your control number (12-digit number in bottom right corner of this Proxy Card)
Vote by 11:59 p.m. Pacific Time on May 27, 2025
•Vote Via Mail:
Mark, sign and date your proxy card and return it promptly to:
Pacific Stock Transfer Company
6725 Via Austi Parkway, Suite 300
Las Vegas, Nevada 89119
Proxy card must be received by 11:59 p.m. Pacific Time on May 27, 2025
•Vote Via Virtual Meeting:
The Company will be hosting the 2025 Annual Meeting of Shareholders in a virtual only format via live webcast. To attend and vote at the virtual annual meeting, you must register in advance following the instructions above. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the 2025 Annual Meeting of Shareholders and will permit you to submit questions.

CONTROL NUMBER:

TO VOTE, MARK BLOCKS IN BLUE OR BLACK INK AS FOLLOWS: ☒
The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5. If you wish to vote in accordance with the Company’s Board of Directors’ recommendations, just sign in blue or black ink on the bottom of this page. You need not mark any boxes.
1.To elect three Directors to the class of Directors to serve for a 3-year term until the 2028 meeting of shareholders.

		FOR	WITHHOLD
01	Christopher D. Adams	□	□
02	Stephan Klee	□	□
03	Thomas D. Lane	□	□
To elect one Director to the class of Directors to serve for a 1-year term until the 2026 meeting of shareholders.

04	Steven D. Hovde	□	□
2.Advisory (non-binding) approval of the compensation paid to named executive officers.
□ FOR □ AGAINST □ ABSTAIN
3.To approve the Second Amendment to the Coastal Financial Corporation 2018 Omnibus Incentive Plan (the “2018 Plan”), including an increase in the number of authorized shares under the 2018 Plan.
□ FOR □ AGAINST □ ABSTAIN
4.To approve amendments to the Amended and Restated Bylaws of Coastal Financial Corporation, relating to the qualifications and terms of office of directors.
□ FOR □ AGAINST □ ABSTAIN
5.To ratify the selection of Moss Adams LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2025.
□ FOR □ AGAINST □ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matter as may properly come before the meeting and any adjournments or postponements thereof.

This proxy is revocable and when properly executed, will be voted in the manner directed on this Proxy. If no such direction is made, this proxy will be voted in accordance with the recommendations made by the Board of Directors. The proxies will vote in their discretion upon any and all other matters that may properly come before the meeting and any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY.

Date:
Signature:
Signature:

NOTE: Please insert date and sign exactly as name(s) appears on this Proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or officer or other authorized person on behalf of a corporation or other entity, or in another representative capacity, please give full corporate or other entity title under signature(s) of the authorized officer.

☐ Please mark here for address changes or comments. Provide updated address or comments in the space provided below:

☐ I agree to receive all future communications related to these holdings electronically via the email address provided below. I understand I am able to change this selection at any time in the future.

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